ACE Securities Corp. Home Equity Loan Trust, Series 2006-HE2

The following is a free writing prospectus. The information in this free writing prospectus is preliminary and is subject to completion or change.

FREE WRITING PROSPECTUS
ACE Securities Corp

$917,259,000 (Approximate)

Home Equity Loan Trust Series 2006-HE2

ACE Securities Corp (Depositor)

April 12, 2006

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling DBSI’s trading desk at 212-250-7730. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. THIS FREE WRITING PROSPECTUS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED. The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change

The analysis in this report is based on information provided by ACE Securities Corp. (the “Depositor”). Investors are urged to read the base prospectus and the prospectus supplement and other relevant documents filed or to be filed with the Securities and Exchange Commission because they contain important information. Such documents may be obtained without charge at the Securities and Exchange Commission's website. Once available, the base prospectus and prospectus supplement may be obtained without charge by contacting Deutsche Bank Securities Inc. (“DBSI”) toll-free at 1-800 503-4611. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement (collectively, the “Prospectus”). The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared by DBSI in reliance upon information furnished by the Depositor. Numerous assumptions were used in preparing the Computational Materials that may or may not be reflected herein. As such, no assurance can be given as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the securities may differ from those shown in the Computational Materials by a permitted variance of +/- 10% prior to issuance. Neither DBSI nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the securities.

An investor or potential investor in the certificates (and each employee, representative, or other agent of such person or entity) may disclose to any and all persons, without limitation, the tax treatment and tax structure of the transaction (as defined in United States Treasury Regulation Section 1.6011-4) and all related materials of any kind, including opinions or other tax analyses, that are provided to such person or entity. However, such person or entity may not disclose any other information relating to this transaction unless such information is related to such tax treatment and tax structure.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY DBSI AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. DBSI IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE PROPOSED TRANSACTION.

FREE WRITING PROSPECTUS DATED April 11, 2006
ACE Securities Corp.
Home Equity Loan Trust, Series 2006-HE2
$917,259,000 (Approximate)
Subject to 10% variance

Structure Overview
To 10% Optional Termination
Class	Approximate Size ($)	Type	WAL (yrs)	Principal Payment Window (months)	Pmt Delay (days)	Interest Accrual Basis	Legal Final Maturity	Expected Ratings S / M / F / D
Offered Certificates:
A-1	$ 418,121,000	Float	2.09	1 - 80	0	ACT/360	May 2036	AAA/Aaa/AAA/AAA
A-2A	158,669,000	Float	1.00	1 - 22	0	ACT/360	May 2036	AAA/Aaa/AAA/AAA
A-2B	61,218,000	Float	2.00	22 - 28	0	ACT/360	May 2036	AAA/Aaa/AAA/AAA
A-2C	42,425,000	Float	3.00	28 - 60	0	ACT/360	May 2036	AAA/Aaa/AAA/AAA
A-2D	37,115,000	Float	6.26	60 - 80	0	ACT/360	May 2036	AAA/Aaa/AAA/AAA
M-1	38,063,000	Float	5.01	49 - 80	0	ACT/360	May 2036	AA+/Aa1/AA+/AA(high)
M-2	34,773,000	Float	4.80	45 - 80	0	ACT/360	May 2036	AA/Aa2/AA/AA(high)
M-3	20,676,000	Float	4.69	43 - 80	0	ACT/360	May 2036	AA/Aa3/AA-/AA
M-4	17,387,000	Float	4.64	42 - 80	0	ACT/360	May 2036	AA-/A1/A+/AA(low)
M-5	16,917,000	Float	4.60	41 - 80	0	ACT/360	May 2036	A+/A2/A/A(high)
M-6	16,447,000	Float	4.57	40 - 80	0	ACT/360	May 2036	A/A3/A-/A
M-7	14,567,000	Float	4.54	39 - 80	0	ACT/360	May 2036	A-/Baa1/BBB+/A(low)
M-8	13,627,000	Float	4.52	38 - 80	0	ACT/360	May 2036	BBB+/Baa2/BBB/BBB(high)
M-9	9,398,000	Float	4.50	38 - 80	0	ACT/360	May 2036	BBB/Baa3/BBB-/BBB(high)
M-10	8,458,000	Float	4.50	38 - 80	0	ACT/360	May 2036	BBB-/Ba1/BB+/BBB
M-11	9,398,000	Float	4.48	37 - 80	0	ACT/360	May 2036	BB+/Ba2/BB/BBB(low)

Total Certificates	$917,259,000
Pricing Speed
Fixed-Rate Mortgage Loans	100% PPC (4% CPR growing to 23% CPR over 12 months )
Adjustable-Rate Mortgage Loans
100% PPC (5% CPR in month 1, an additional 2% CPR for each month thereafter, building to 27% CPR in month 12 and remaining constant at 27% CPR until month 23, increasing to and remaining constant at 60% CPR from month 24 until month 27 and decreasing and remaining constant at 30% CPR from month 28 and thereafter; provided, however, the prepayment rate will not exceed 85% CPR per annum in any period for any percentage of PPC)

Transaction Overview

Certificates:
The Class A-1 Certificates and the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates (collectively, the “Class A-2 Certificates”; and together with the Class A-1 Certificates, the “Senior Certificates” or “Class A Certificates”), and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates (collectively, the “Mezzanine Certificates”). The Class A-1 Certificates are backed by conforming principal balance fixed-rate and adjustable-rate first and second lien mortgage loans (“Group I Mortgage Loans”) and the Class A-2 Certificates are backed by fixed-rate and adjustable-rate first and second lien mortgage loans with conforming and non-conforming balances (“Group II Mortgage Loans”).

Transaction Overview

Certificates (Continued):
The Mezzanine Certificates are backed by the Group I Mortgage Loans and Group II Mortgage Loans (collectively, the “Mortgage Loans”). The Senior Certificates along with the Mezzanine Certificates are also referred to herein collectively as the “Offered Certificates.” The pass-through rate on the Class A-1 Certificates will be the lesser of (i) One-Month LIBOR plus a margin and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rates on the Class A-2 Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate. The pass-through rates on the Mezzanine Certificates will be the lesser of (i) One-Month LIBOR plus their respective margins and (ii) the applicable Net WAC Pass-Through Rate.

Collateral:
As of the Cut-off Date, the Mortgage Loans will consist of approximately 5,199 adjustable-rate and fixed-rate, first and second lien, closed-end, mortgage loans. The aggregate outstanding principal balance of all of the Mortgage Loans is approximately $939,815,018 as of the Cut-off Date subject to a permitted variance of +/- 10%. The Mortgage Loans will be separated into two groups. The Group I Mortgage Loans will represent approximately 3,034 conforming principal balance fixed-rate and adjustable-rate Mortgage Loans totaling approximately $547,637,113 and the Group II Mortgage Loans will represent approximately 2,165 conforming and non-conforming principal balance fixed and adjustable-rate Mortgage Loans totaling approximately $392,177,905.

Class A Certificates:	Class A-1, Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates

Depositor:	ACE Securities Corp. (“ACE”)

Originators:	Originator	Aggregate Remaining Principal Balance ($)	% of Aggregate Remaining Principal Balance
	Argent Mortgage Company LLC	$317,713,355	33.81%
	Chapel Mortgage Corp.	101,161,679	10.76
	CIT Group Inc.	101,126,709	10.76
	Other	419,813,275	44.67
	Total	$939,815,018	100.00%

Master Servicer:	Wells Fargo Bank, National Association

Servicer:	Ocwen Loan Servicing, LLC (“Ocwen”).

Trustee:	HSBC Bank USA, National Association

Custodians:	Wells Fargo Bank, National Association and Deutsche Bank National Trust Company

Credit Risk Manager:	Clayton Fixed Income Services Inc. (formerly known as “The Murrayhill Company”)

Underwriter:	Deutsche Bank Securities Inc.

Swap Provider:	TBD

Cut-off Date:	April 1, 2006

Expected Closing Date:	On or about April 28, 2006

Record Date:	The Record Date for the Certificates will be the business day immediately preceding the related Distribution Date.

Transaction Overview (Cont.)

Distribution Date:	25th day of each month (or the next business day if such day is not a business day) commencing in May 2006.

Determination Date:
The Determination Date with respect to any Distribution Date is the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, the immediately preceding business day.

Servicer Remittance Date:
With respect to any Distribution Date, the 22nd day of the month in which such Distribution Date occurs; provided that if such 22nd day of a given month is not a business day, the Servicer Remittance Date for such month shall be the business day immediately preceding such 22nd day.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which such Distribution Date occurs and ends on the first day of the month in which such Distribution Date occurs.

Prepayment Period:
The Prepayment Period with respect to any Distribution Date shall be (i) with respect to principal prepayments in full, the period from the 16th of the month immediately preceding the Distribution Date to the 15th of the month of the Distribution Date and (ii) with respect to principal prepayments in part, the calendar month immediately preceding the month in which the Distribution Date occurs.

Interest Accrual Period:
Interest will initially accrue on all Certificates from the Closing Date to (but excluding) the first Distribution Date, and thereafter, from the prior Distribution Date to (but excluding) the current Distribution Date on an actual/360 basis. The Certificates will initially settle flat (no accrued interest).

Interest Distribution Amount:
For the Certificates of any class on any Distribution Date is equal to interest accrued during the related Interest Accrual Period on the certificate principal balance of that class immediately prior to such Distribution Date at the then applicable pass-through rate for such class, and reduced (to not less than zero), in the case of each such class, by the allocable share, if any, for such class of prepayment interest shortfalls to the extent not covered by Compensating Interest paid by the Master Servicer or the Servicer and shortfalls resulting from the application of the Servicemembers’ Civil Relief Act or similar state or local laws.

Senior Interest Distribution Amount:
For the Class A Certificates on any Distribution Date is an amount equal to the sum of the Interest Distribution Amount for such Distribution Date for each such class and the Interest Carry Forward Amount, if any, for such Distribution Date for each such class.

Administration Fee Rate:
The Master Servicer, Servicer and Credit Risk Manager will be paid monthly fees on the outstanding principal balance of the Mortgage Loans. These fees initially aggregate to a weighted average cost of approximately 0.5195% for the Mortgage Loans.

Compensating Interest:
Each Servicer will be required to cover Prepayment Interest Shortfalls on prepayments in full on the Mortgage Loans serviced by such Servicer up to the Servicing Fee payable to such Servicer. If a Servicer fails to make any required Compensating Interest payment, the Master Servicer will be required to do so up to the Master Servicing Fee.

Prepayment Interest Shortfalls:	Interest shortfalls attributable to voluntary principal prepayments on the Mortgage Loans.

Transaction Overview (Cont.)

Optional Termination:
On any Distribution Date on which the aggregate outstanding principal balance of the Mortgage Loans as of the related determination date is less than or equal to 10% of the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer may repurchase all of the Mortgage Loans and REO properties remaining in the trust, causing an early retirement of the Certificates, but is not required to do so.

Monthly Servicer Advances:
The Servicer will collect monthly payments of principal and interest on the Mortgage Loans and will be obligated to make advances of delinquent monthly principal and interest payments. The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans only to the extent such amounts are deemed recoverable. If the Servicer fails to make any such advance, the Master Servicer will be required to do so subject to its determination of recoverability. The Servicer and the Master Servicer are entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

Credit Enhancement:	1) Excess Interest; 2) Net Swap Payments received from the Swap Provider (if any); 3) Overcollateralization (“OC”); and 4) Subordination.

Allocation of Losses:
Any Realized Losses on the Mortgage Loans will be allocated on any Distribution Date, first, to Net Monthly Excess Cashflow and Net Swap Payments received from the Swap Provider, if any, second, to the Class CE Certificates, third, to the Class M-11 Certificates, fourth, to the Class M-10 Certificates, fifth, to the Class M-9 Certificates, sixth, to the Class M-8 Certificates, seventh, to the Class M-7 Certificates, eighth, to the Class M-6 Certificates, ninth, to the Class M-5 Certificates, tenth, to the Class M-4 Certificates, eleventh, to the Class M-3 Certificates, twelfth, to the Class M-2 Certificates, and thirteenth to the Class M-1 Certificates. There will be no allocation of Realized Losses to the Class A Certificates. Investors in the Class A Certificates should note, however, that although Realized Losses cannot be allocated to such Certificates, under certain loss scenarios there may not be enough principal and interest on the Mortgage Loans to distribute to the holders of the Class A Certificates all principal and interest amounts to which they are then entitled.

Once Realized Losses have been allocated to the Mezzanine Certificates, such amounts with respect to such Certificates will no longer accrue interest and such amounts will not be reinstated thereafter. However, the amount of any Realized Losses allocated to the Mezzanine Certificates may be distributed to such certificates on a subordinated basis on any Distribution Date from Net Monthly Excess Cashflow, to the extent available for such distribution and any Net Swap Payments paid by the Swap Provider.

Required Overcollateralization Amount:
Overcollateralization refers to the amount by which the aggregate principal balance of the Mortgage Loans exceeds the certificate principal balance of the Certificates. This excess (the “Overcollateralization Amount”) is intended to protect the certificateholders against shortfalls in payments on the Certificates. The Required Overcollateralization Amount for the Certificates, which will be fully established at issuance, is anticipated to be approximately 2.40% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. On or after the Stepdown Date and provided that a trigger event is not in effect, the Required Overcollateralization Amount may be permitted to decrease to approximately 4.80% of the aggregate principal balance of the Mortgage Loans as of the end of such Due Period, subject to a floor amount of approximately 0.50% of the aggregate outstanding principal balance as of the Cut-off Date. If, due to losses, the Overcollateralization Amount is reduced below the Required Overcollateralization Amount, excess spread and Net Swap Payment paid by the Swap Provider, if any, will be paid to the Certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of such Certificates to the extent necessary to reach the Required Overcollateralization Amount.

Transaction Overview (Cont.)

Overcollateralization Increase Amount:
An Overcollateralization Increase Amount for any Distribution Date is the amount of Net Monthly Excess Cashflow actually applied as an accelerated payment of principal to the extent the Required Overcollateralization Amount exceeds the current Overcollateralization Amount.

Overcollateralization Reduction Amount:
An Overcollateralization Reduction Amount for any Distribution Date is the amount by which the current Overcollateralization Amount exceeds the Required Overcollateralization Amount after taking into account all other distributions to be made on the Distribution Date limited to the distribution of principal on the Mortgage Loans.

Stepdown Date:
Is the earlier of (i) the first Distribution Date on which the certificate principal balances of the Class A Certificates have been reduced to zero and (ii) the later to occur of (x) the Distribution Date occurring in May 2009 and (y) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Certificates) is equal to or greater than approximately 47.30%.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate certificate principal balance of the class or classes subordinate thereto (which includes the Overcollateralization Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period and distribution of the Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on the Distribution Date.

Class	(S / M / F/ D)	Initial CE %	CE % On/After Step Down Date
A	AAA/Aaa/AAA/AAA	23.65%	47.30%
M-1	AA+/Aa1/AA+/AA(high)	19.60%	39.20%
M-2	AA/Aa2/AA/AA(high)	15.90%	31.80%
M-3	AA/Aa3/AA-/AA	13.70%	27.40%
M-4	AA-/A1/A+/AA(low)	11.85%	23.70%
M-5	A+/A2/A/A(high)	10.05%	20.10%
M-6	A/A3/A-/A	8.30%	16.60%
M-7	A-/Baa1/BBB+/A(low)	6.75%	13.50%
M-8	BBB+/Baa2/BBB/BBB(high)	5.30%	10.60%
M-9	BBB/Baa3/BBB-/BBB(high)	4.30%	8.60%
M-10	BBB-/Ba1/BB+/BBB	3.40%	6.80%
M-11	BB+/Ba2/BB/BBB(low)	2.40%	4.80%

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (i) any Overcollateralization Reduction Amount and (ii) the excess of the Available Distribution Amount, net of any Net Swap Payment and the Swap Termination Payment, if any, required to be made by the Securities Administrator, on behalf of the supplemental interest trust (described below), to the Swap Provider under the Swap Agreement, over the sum of (w) with respect to the Class A Certificates, the Senior Interest Distribution Amount for such Distribution Date, (x) with respect to the Mezzanine Certificates, the Interest Distribution Amount for such Distribution Date and (y) the amount of principal required to be distributed to the holders of the Certificates on such Distribution Date.

Transaction Overview (Cont.)

Net WAC Pass-Through Rate:
Class A-1 and Class A-2 Certificates: The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the product of (i) 12 and (ii) a fraction, expressed as a percentage, the numerator of which is the amount of interest which accrued on the Mortgage Loans in the related loan group in the prior calendar month minus the fees payable to the Servicer, Master Servicer and the Credit Risk Manager with respect to the related Mortgage Loans for such Distribution Date, the Group I Allocation Percentage or Group II Allocation Percentage, as applicable, of any Net Swap Payment or Swap Termination Payment made to the Swap Provider for such Distribution Date, and the denominator of which is the aggregate principal balance of the Mortgage Loans in the related loan group as of the last day of the immediately preceding Due Period (or as of the Cut-off Date with respect to the first Distribution Date), after giving effect to principal prepayments received during the related Prepayment Period.

Mezzanine Certificates: The per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group, the certificate principal balance of the related Class A Certificates), of (i) the Net WAC Pass-Through Rate for the Class A-1 Certificates and (ii) the Net WAC Pass-Through Rate for the Class A-2 Certificates.

Group I Allocation Percentage: The aggregate principal balance of the Group I Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

Group II Allocation Percentage: The aggregate principal balance of the Group II Mortgage Loans divided by the sum of the aggregate principal balance of the Group I Mortgage Loans and the Group II Mortgage Loans.

Net WAC Rate Carryover Amount:
On any Distribution Date the “Net WAC Rate Carryover Amount” will be equal to the sum of (i) the positive excess of (a) the amount of interest that would have accrued on such class based on one month LIBOR plus the related margin over (b) the amount of interest accrued on such class based on the related Net WAC Pass-Through Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest on such unpaid portion for the most recently ended Interest Accrual Period, based on one month LIBOR plus the related margin. Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Securities Administrator, on behalf of the supplemental interest trust (described below), under the Swap Agreement, if any, and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or on any subsequent Distribution Date to the extent of available funds. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount from Net Monthly Excess Cashflow.

Transaction Overview (Cont.)

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with the Swap Provider as described in the prospectus supplement. The Swap Agreement will have an initial notional amount of $939,815,018. Under the Swap Agreement, the trust (through a supplemental interest trust) will be obligated to pay an amount equal to [5.12]% per annum on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Swap Provider will be obligated to pay to the supplemental interest trust, for the benefit of the holders of the Offered Certificates, an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”). See the attached schedule.
A separate trust created under the pooling and servicing agreement (the “Supplemental Interest Trust”) will hold the Swap Agreement. The Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the Supplemental Interest Trust but will not be assets of any REMIC.
Upon early termination of the Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Securities Administrator, on behalf of the Supplemental Interest Trust, is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, and, if such Swap Termination Payment is not due as a result of the occurrence of a Swap Provider Trigger Event (as defined in the Swap Agreement), such payment will be prior to distributions to Certificateholders.

Available Distribution Amount:
For any Distribution Date, net of the administrative fees, an amount equal to (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due on the related Due Date and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans occurring during the Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all P&I Advances with respect to the Mortgage Loans received for the Distribution Date; and (iv) all Compensating Interest paid by the Servicer or the Master Servicer in respect of Prepayment Interest Shortfalls for the related Prepayment Period.

Transaction Overview (Cont.)

Class A Principal Distribution Amount:
Until the Stepdown Date, or if a Trigger Event occurs, the Class A Certificates will receive the principal collected on the Mortgage Loans plus any excess interest required to maintain the Required Overcollateralization Amount until the aggregate certificate principal balance of the Class A Certificates has been reduced to zero. The Class A Principal Distribution Amount will be distributed to the holders of the Class A-1 Certificates and the Class A-2 Certificates concurrently, on a pro rata basis based on the related Class A principal allocation percentage (for any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the principal remittance amount for the Group I Mortgage Loans (in the case of the Class A-1 Certificates) or the principal remittance amount for the Group II Mortgage Loans (in the case of the Class A-2 Certificates) and the denominator of which is equal to the principal remittance amount for all of the Mortgage Loans).

On or after the Stepdown Date, if no Trigger Event occurs, principal paid on the Class A Certificates will be an amount such that the Class A Certificates will maintain approximately a 47.30% Credit Enhancement Percentage (2x the Class A Initial Credit Enhancement Percentage). The Class A Principal Distribution Amount will be distributed to the holders of the Class A-1 Certificates and the Class A-2 Certificates to the extent of their respective group-based principal distribution amount.

Principal distributions to the Class A-2 Certificates will be allocated sequentially to the Class A-2A, Class A-2B, Class A-2C and Class A-2D Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero; provided, however, on any Distribution Date on which the aggregate certificate principal balance of the Mezzanine Certificates has been reduced to zero, all principal distributions will be distributed to the Class A-2 Certificates concurrently, on a pro rata basis, based on the certificate principal balance of each such class, until the certificate principal balance of each such class has been reduced to zero.

Class M Principal Distribution Amount:
The Mezzanine Certificates will not receive any principal payments until the Stepdown Date. On or after the Stepdown Date (if no Trigger Event occurs), principal will be paid to the Mezzanine Certificates, first to the Class M-1 Certificates until it reaches approximately a 39.20% Credit Enhancement Percentage (2x the Class M-1 Initial Credit Enhancement Percentage), second to the Class M-2 Certificates until it reaches approximately a 31.80% Credit Enhancement Percentage (2x the Class M-2 Initial Credit Enhancement Percentage), third to the Class M-3 Certificates until it reaches approximately a 27.40% Credit Enhancement Percentage (2x the Class M-3 Initial Credit Enhancement Percentage), fourth to the Class M-4 Certificates until it reaches approximately a 23.70% Credit Enhancement Percentage (2x the Class M-4 Initial Credit Enhancement Percentage), fifth to the Class M-5 Certificates until it reaches approximately a 20.10% Credit Enhancement Percentage (2x the Class M-5 Initial Credit Enhancement Percentage), sixth to the Class M-6 Certificates until it reaches approximately a 16.60% Credit Enhancement Percentage (2x the Class M-6 Initial Credit Enhancement Percentage), seventh to the Class M-7 Certificates until it reaches approximately a 13.50% Credit Enhancement Percentage (2x the Class M-7 Initial Credit Enhancement Percentage), eighth to the Class M-8 Certificates until it reaches approximately a 10.60% Credit Enhancement Percentage (2x the Class M-8 Initial Credit Enhancement Percentage), ninth to the Class M-9 Certificates until it reaches approximately a 8.60% Credit Enhancement Percentage (2x the Class M-9 Initial Credit Enhancement Percentage), tenth to the Class M-10 Certificates until it reaches approximately a 6.80% Credit Enhancement Percentage (2x the Class M-10 Initial Credit Enhancement Percentage) and eleventh to the Class M-11 Certificates until it reaches approximately a 4.80% Credit Enhancement Percentage (2x the Class M-11 Initial Credit Enhancement Percentage).

Transaction Overview (Cont.)

Class M Principal Distribution Amount (continued):

If a Trigger Event occurs, principal payments will be paid first to the Class A Certificates in the manner and order of priority described under "Class A Principal Distribution Amount", in each case until the certificate principal balance of each such class has been reduced to zero and, then sequentially to the Mezzanine Certificates in their order of seniority, in each case until the certificate principal balance of each such class has been reduced to zero.

Coupon Step-up:
On the Distribution Date following the first possible optional termination date, the margins on the Class A certificate and the Mezzanine Certificates will increase to the following, subject to the applicable Net WAC Pass-Through Rate.

Class	After Optional Termination
A	2 x Margin
M	The lesser of 1.5 x Margin and Margin plus 0.50%

Trigger Event:	If either the Delinquency Test or Cumulative Loss Test is violated.

Delinquency Test:
The determination on any Distribution Date that the percentage obtained by dividing (x) the principal amount of (1) Mortgage Loans delinquent 60 days or more, (2) Mortgage Loans in foreclosure, (3) REO Properties and (4) Mortgage Loans discharged due to bankruptcy by (y) the aggregate principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, exceeds 39.45% of the Class A Credit Enhancement Percentage.

Cumulative Loss Test:
The determination on any Distribution Date that the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date Occurring in	Percentage
May 2008 to April 2009	1.45%, plus 1/12th of 1.85 % for each month thereafter
May 2009 to April 2010	3.30%, plus 1/12th of 1.85 % for each month thereafter
May 2010 to April 2011	5.15%, plus 1/12th of 1.45 % for each month thereafter
May 2011 to April 2012	6.60%, plus 1/12th of 0.80 % for each month thereafter
May 2012 and thereafter	7.40%

Transaction Overview (Cont.)

Payment Priority:
On each Distribution Date, the Available Distribution Amount will be distributed as follows:
1.  To the Supplemental Interest Trust to pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap     Agreement)) owed to the Swap Provider.
2.  To pay interest to the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date, and then to pay interest excluding any accrued unpaid interest from a prior Distribution Date to the Mezzanine Certificates, on a sequential basis.
3.  To pay principal to the Class A Certificates in accordance with the principal payment provisions described above.
4.  To pay principal to the Mezzanine Certificates in accordance with the principal payment provisions described above.
5.  From excess interest, if any, to the Certificates then entitled to receive distributions in respect of principal in order to reduce the certificate principal balance of the Certificates to the extent necessary to maintain the Required Overcollateralization Amount.
6.  From excess interest, if any, to pay the Interest Carry Forward Amounts on the Mezzanine Certificates, on a sequential basis.
7.  From excess interest, if any, to pay the allocated Realized Losses on the Mezzanine Certificates, on a sequential basis.
8.  From excess interest, if any, to pay the Net WAC Rate Carryover Amount on the Class A Certificates and the Mezzanine Certificates in the same order of priority as described in 2 above.
9.  From excess interest, if any, to pay the Swap Termination Payment (caused by a Swap Provider Trigger Event) owed to the Swap Provider.
10.  To pay any remaining amount to the Class CE, Class P and Class R Certificates in accordance with the pooling and servicing agreement.

Any Net Swap Payments on deposit in the Supplemental Interest Trust will be paid as follows:
1.  To pay any Net Swap Payment or the Swap Termination Payment (not caused by a Swap Provider Trigger Event (as defined in the Swap Agreement)) owed to the Swap Provider.
2.  To pay any unpaid interest on the Class A Certificates, pro rata, including any accrued unpaid interest from a prior Distribution Date and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Mezzanine Certificates, sequentially.
3.  To pay the Net WAC Rate Carryover Amount on the Class A Certificates and Mezzanine Certificates remaining unpaid in the same order of priority as described above.
4.  To pay any principal first, on the Class A Certificates, pro rata, and second, on the Mezzanine Certificates, sequentially, in accordance with the principal payment provisions described above in an amount necessary to maintain the Required Overcollateralization Amount.
5.  To pay any allocated Realized Losses remaining unpaid on the Mezzanine Certificates, sequentially.
6.  To pay the Swap Termination Payment (caused by a Swap Provider Trigger Event under the Swap Agreement) owed to the Swap Provider.
7.  To pay any remaining amount to the Class CE Certificates.

Transaction Overview (Cont.)

ERISA:
It is expected that the Offered Certificates may be purchased by, or with the assets of, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or plans or arrangements subject to section 4975 of the Internal Revenue Code (each, a “Plan”). Prior to the termination of the Supplemental Interest Trust, Plans or persons using assets of a Plan may purchase the Offered Certificates if the purchase and holding meets the requirements of an investor-based class exemption issued by the Department of Labor. Investors should consult with their counsel with respect to the consequences under ERISA and the Internal Revenue Code of a Plan’s acquisition and ownership of such certificates.

Taxation - REMIC:
One or more REMIC elections will be made for designated portions of the Trust (exclusive of certain shortfall payments or payments from the Supplemental Interest Trust or the obligation to make payments to the Supplemental Interest Trust pursuant to the Swap Agreement).

Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.

Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Swap Schedule

Distribution Date	Notional Schedule ($)
5/25/2006	$939,815,018
6/25/2006	925,238,275
7/25/2006	908,157,620
8/25/2006	888,621,269
9/25/2006	866,697,810
10/25/2006	842,476,415
11/25/2006	816,067,412
12/25/2006	787,610,130
1/25/2007	757,326,672
2/25/2007	725,933,462
3/25/2007	695,628,424
4/25/2007	666,576,299
5/25/2007	638,739,830
6/25/2007	612,068,058
7/25/2007	586,512,162
8/25/2007	562,025,372
9/25/2007	538,562,881
10/25/2007	516,069,751
11/25/2007	494,357,743
12/25/2007	472,551,810
1/25/2008	443,918,679
2/25/2008	379,337,554
3/25/2008	322,198,314
4/25/2008	274,897,678
5/25/2008	239,053,129
6/25/2008	226,086,095
7/25/2008	215,615,733
8/25/2008	205,783,181
9/25/2008	196,409,297
10/25/2008	187,469,118
11/25/2008	178,942,017
12/25/2008	170,808,622
1/25/2009	163,050,658
2/25/2009	155,651,155
3/25/2009	148,595,950
4/25/2009	141,866,050
5/25/2009	135,445,729
6/25/2009	129,320,568
7/25/2009	123,476,820
8/25/2009	117,901,541
9/25/2009	112,582,799
10/25/2009	107,508,003
11/25/2009	102,665,697
12/25/2009	98,045,081
1/25/2010	93,635,863

Sensitivity Table
To 10% Call

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1	Avg Life	20.68	4.07	2.09	1.40	1.15
	First Payment Date	May-06	May-06	May-06	May-06	May-06
	Last Payment Date	Oct-35	Dec-18	Dec-12	Apr-09	Jun-08

A-2A	Avg Life	14.80	1.55	1.00	0.83	0.68
	First Payment Date	May-06	May-06	May-06	May-06	May-06
	Last Payment Date	Jan-28	Apr-09	Feb-08	Nov-07	Jul-07

A-2B	Avg Life	23.57	3.92	2.00	1.76	1.48
	First Payment Date	Jan-28	Apr-09	Feb-08	Nov-07	Jul-07
	Last Payment Date	Jan-32	Sep-11	Aug-08	Mar-08	Jan-08

A-2C	Avg Life	27.21	7.28	3.00	2.06	1.81
	First Payment Date	Jan-32	Sep-11	Aug-08	Mar-08	Jan-08
	Last Payment Date	Oct-34	Dec-15	Apr-11	Aug-08	Mar-08

A-2D	Avg Life	29.24	11.95	6.26	2.72	2.02
	First Payment Date	Oct-34	Dec-15	Apr-11	Aug-08	Mar-08
	Last Payment Date	Oct-35	Dec-18	Dec-12	Apr-11	Jul-08

M-1	Avg Life	27.57	8.29	5.01	4.99	3.19
	First Payment Date	Aug-30	Mar-10	May-10	Apr-11	Jul-08
	Last Payment Date	Oct-35	Dec-18	Dec-12	Apr-11	Nov-09

M-2	Avg Life	27.57	8.29	4.80	4.94	3.58
	First Payment Date	Aug-30	Mar-10	Jan-10	Dec-10	Nov-09
	Last Payment Date	Oct-35	Dec-18	Dec-12	Apr-11	Nov-09

M-3	Avg Life	27.57	8.29	4.69	4.57	3.49
	First Payment Date	Aug-30	Mar-10	Nov-09	Jul-10	Aug-09
	Last Payment Date	Oct-35	Dec-18	Dec-12	Apr-11	Nov-09

Sensitivity Table
To 10% Call (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-4	Avg Life	27.57	8.29	4.64	4.32	3.27
	First Payment Date	Jul-30	Mar-10	Oct-09	Apr-10	May-09
	Last Payment Date	Oct-35	Dec-18	Dec-12	Apr-11	Nov-09

M-5	Avg Life	27.57	8.29	4.60	4.16	3.12
	First Payment Date	Jul-30	Mar-10	Sep-09	Jan-10	Mar-09
	Last Payment Date	Oct-35	Dec-18	Dec-12	Apr-11	Nov-09

M-6	Avg Life	27.57	8.29	4.57	4.03	3.01
	First Payment Date	Jul-30	Mar-10	Aug-09	Nov-09	Jan-09
	Last Payment Date	Oct-35	Dec-18	Dec-12	Apr-11	Nov-09

M-7	Avg Life	27.57	8.29	4.54	3.94	2.93
	First Payment Date	Jul-30	Mar-10	Jul-09	Oct-09	Dec-08
	Last Payment Date	Oct-35	Dec-18	Dec-12	Apr-11	Nov-09

M-8	Avg Life	27.57	8.29	4.52	3.86	2.86
	First Payment Date	Jul-30	Mar-10	Jun-09	Aug-09	Nov-08
	Last Payment Date	Oct-35	Dec-18	Dec-12	Apr-11	Nov-09

M-9	Avg Life	27.57	8.29	4.50	3.81	2.81
	First Payment Date	Jul-30	Mar-10	Jun-09	Jul-09	Oct-08
	Last Payment Date	Oct-35	Dec-18	Dec-12	Apr-11	Nov-09

M-10	Avg Life	27.57	8.29	4.50	3.77	2.79
	First Payment Date	Jul-30	Mar-10	Jun-09	Jul-09	Sep-08
	Last Payment Date	Oct-35	Dec-18	Dec-12	Apr-11	Nov-09

M-11	Avg Life	27.57	8.29	4.48	3.74	2.76
	First Payment Date	Jul-30	Mar-10	May-09	Jun-09	Sep-08
	Last Payment Date	Oct-35	Dec-18	Dec-12	Apr-11	Nov-09

Sensitivity Table
To Maturity

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

A-1A	Avg Life	20.70	4.37	2.27	1.40	1.15
	First Payment Date	May-06	May-06	May-06	May-06	May-06
	Last Payment Date	Feb-36	Dec-31	Jun-21	Apr-09	Jun-08

A-2A	Avg Life	14.80	1.55	1.00	0.83	0.68
	First Payment Date	May-06	May-06	May-06	May-06	May-06
	Last Payment Date	Jan-28	Apr-09	Feb-08	Nov-07	Jul-07

A-2B	Avg Life	23.57	3.92	2.00	1.76	1.48
	First Payment Date	Jan-28	Apr-09	Feb-08	Nov-07	Jul-07
	Last Payment Date	Jan-32	Sep-11	Aug-08	Mar-08	Jan-08

A-2C	Avg Life	27.21	7.28	3.00	2.06	1.81
	First Payment Date	Jan-32	Sep-11	Aug-08	Mar-08	Jan-08
	Last Payment Date	Oct-34	Dec-15	Apr-11	Aug-08	Mar-08

A-2D	Avg Life	29.35	14.31	7.80	2.85	2.02
	First Payment Date	Oct-34	Dec-15	Apr-11	Aug-08	Mar-08
	Last Payment Date	Feb-36	Aug-31	Feb-21	Apr-18	Jul-08

M-1	Avg Life	27.61	9.12	5.52	7.79	5.11
	First Payment Date	Aug-30	Mar-10	May-10	Feb-12	Jul-08
	Last Payment Date	Jan-36	May-29	Aug-19	Dec-17	Dec-14

M-2	Avg Life	27.61	9.10	5.29	5.53	4.36
	First Payment Date	Aug-30	Mar-10	Jan-10	Dec-10	Dec-09
	Last Payment Date	Jan-36	Jun-28	Nov-18	Dec-15	May-13

M-3	Avg Life	27.61	9.08	5.17	4.94	3.78
	First Payment Date	Aug-30	Mar-10	Nov-09	Jul-10	Aug-09
	Last Payment Date	Jan-36	Aug-27	Apr-18	Jun-15	Jan-13

Sensitivity Table
To Maturity (Continued)

	Fixed>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC
	Arm>>	0% PPC	55% PPC	100% PPC	125% PPC	160% PPC

M-4	Avg Life	27.61	9.06	5.10	4.68	3.54
	First Payment Date	Jul-30	Mar-10	Oct-09	Apr-10	May-09
	Last Payment Date	Jan-36	Dec-26	Nov-17	Feb-15	Oct-12

M-5	Avg Life	27.61	9.03	5.04	4.50	3.38
	First Payment Date	Jul-30	Mar-10	Sep-09	Jan-10	Mar-09
	Last Payment Date	Jan-36	Apr-26	Jun-17	Oct-14	Jul-12

M-6	Avg Life	27.61	8.99	4.98	4.35	3.26
	First Payment Date	Jul-30	Mar-10	Aug-09	Nov-09	Jan-09
	Last Payment Date	Jan-36	Jul-25	Dec-16	Jun-14	Mar-12

M-7	Avg Life	27.61	8.93	4.92	4.23	3.16
	First Payment Date	Jul-30	Mar-10	Jul-09	Oct-09	Dec-08
	Last Payment Date	Jan-36	Sep-24	May-16	Dec-13	Nov-11

M-8	Avg Life	27.61	8.85	4.85	4.12	3.06
	First Payment Date	Jul-30	Mar-10	Jun-09	Aug-09	Nov-08
	Last Payment Date	Jan-36	Sep-23	Oct-15	Jul-13	Jul-11

M-9	Avg Life	27.61	8.74	4.77	4.02	2.97
	First Payment Date	Jul-30	Mar-10	Jun-09	Jul-09	Oct-08
	Last Payment Date	Jan-36	Jul-22	Feb-15	Dec-12	Feb-11

M-10	Avg Life	27.61	8.63	4.69	3.92	2.91
	First Payment Date	Jul-30	Mar-10	Jun-09	Jul-09	Sep-08
	Last Payment Date	Jan-36	Jun-21	Jun-14	Jun-12	Oct-10

M-11	Avg Life	27.58	8.42	4.55	3.79	2.81
	First Payment Date	Jul-30	Mar-10	May-09	Jun-09	Sep-08
	Last Payment Date	Jan-36	Jul-20	Oct-13	Dec-11	Jun-10

Class A-1 Effective Net WAC Schedule*			Class A-1 Effective Net WAC Schedule*
Period	Date	Effective Net WAC (%)	Period	Date	Effective Net WAC (%)
1	5/25/2006	23.298	46	2/25/2010	11.857
2	6/25/2006	22.296	47	3/25/2010	13.131
3	7/25/2006	22.281	48	4/25/2010	11.855
4	8/25/2006	22.085	49	5/25/2010	12.245
5	9/25/2006	21.953	50	6/25/2010	11.856
6	10/25/2006	21.888	51	7/25/2010	12.275
7	11/25/2006	21.632	52	8/25/2010	11.973
8	12/25/2006	21.532	53	9/25/2010	11.973
9	1/25/2007	21.232	54	10/25/2010	12.366
10	2/25/2007	21.006	55	11/25/2010	11.967
11	3/25/2007	21.092	56	12/25/2010	12.369
12	4/25/2007	20.560	57	1/25/2011	12.013
13	5/25/2007	20.445	58	2/25/2011	12.072
14	6/25/2007	20.130	59	3/25/2011	13.360
15	7/25/2007	20.026	60	4/25/2011	12.061
16	8/25/2007	19.713	61	5/25/2011	12.456
17	9/25/2007	19.510	62	6/25/2011	12.050
18	10/25/2007	19.424	63	7/25/2011	12.460
19	11/25/2007	19.115	64	8/25/2011	12.053
20	12/25/2007	19.022	65	9/25/2011	12.047
21	1/25/2008	18.911	66	10/25/2011	12.442
22	2/25/2008	19.159	67	11/25/2011	12.034
23	3/25/2008	18.791	68	12/25/2011	12.429
24	4/25/2008	17.551	69	1/25/2012	12.037
25	5/25/2008	17.108	70	2/25/2012	12.031
26	6/25/2008	16.703	71	3/25/2012	12.854
27	7/25/2008	16.920	72	4/25/2012	12.018
28	8/25/2008	17.051	73	5/25/2012	12.412
29	9/25/2008	16.968	74	6/25/2012	12.005
30	10/25/2008	17.083	75	7/25/2012	12.414
31	11/25/2008	16.713	76	8/25/2012	12.007
32	12/25/2008	16.866	77	9/25/2012	12.001
33	1/25/2009	16.693	78	10/25/2012	12.394
34	2/25/2009	17.278	79	11/25/2012	11.987
35	3/25/2009	18.137	80	12/25/2012	12.380
36	4/25/2009	17.107
37	5/25/2009	17.279
38	6/25/2009	16.891
39	7/25/2009	17.237
40	8/25/2009	17.416
41	9/25/2009	17.361
42	10/25/2009	17.573				*PPC: 100% (ARM); PPC: 100% (Fixed)
43	11/25/2009	17.151				*1 Month LIBOR: 20%
44	12/25/2009	17.382				*6 Month Libor: 20%
45	1/25/2010	17.046				*Includes Net Swap Payments received from the Swap Provider

Class A-2 Effective Net WAC Schedule*			Class A-2 Effective Net WAC Schedule*
Period	Date	Effective Net WAC (%)	Period	Date	Effective Net WAC (%)
1	5/25/2006	23.408	46	2/25/2010	11.921
2	6/25/2006	22.392	47	3/25/2010	13.233
3	7/25/2006	22.379	48	4/25/2010	11.948
4	8/25/2006	22.180	49	5/25/2010	12.341
5	9/25/2006	22.048	50	6/25/2010	11.939
6	10/25/2006	21.987	51	7/25/2010	12.373
7	11/25/2006	21.728	52	8/25/2010	12.059
8	12/25/2006	21.632	53	9/25/2010	12.077
9	1/25/2007	21.329	54	10/25/2010	12.475
10	2/25/2007	21.104	55	11/25/2010	12.068
11	3/25/2007	21.203	56	12/25/2010	12.465
12	4/25/2007	20.662	57	1/25/2011	12.084
13	5/25/2007	20.551	58	2/25/2011	12.117
14	6/25/2007	20.233	59	3/25/2011	13.414
15	7/25/2007	20.135	60	4/25/2011	12.111
16	8/25/2007	19.820	61	5/25/2011	12.509
17	9/25/2007	19.618	62	6/25/2011	12.101
18	10/25/2007	19.536	63	7/25/2011	12.503
19	11/25/2007	19.223	64	8/25/2011	12.100
20	12/25/2007	19.180	65	9/25/2011	12.097
21	1/25/2008	18.732	66	10/25/2011	12.494
22	2/25/2008	19.280	67	11/25/2011	12.086
23	3/25/2008	18.861	68	12/25/2011	12.484
24	4/25/2008	17.665	69	1/25/2012	12.080
25	5/25/2008	17.238	70	2/25/2012	12.080
26	6/25/2008	16.852	71	3/25/2012	12.909
27	7/25/2008	16.936	72	4/25/2012	12.071
28	8/25/2008	17.173	73	5/25/2012	12.468
29	9/25/2008	17.079	74	6/25/2012	12.060
30	10/25/2008	17.209	75	7/25/2012	12.461
31	11/25/2008	16.834	76	8/25/2012	12.059
32	12/25/2008	16.978	77	9/25/2012	12.055
33	1/25/2009	16.703	78	10/25/2012	12.451
34	2/25/2009	17.380	79	11/25/2012	12.044
35	3/25/2009	18.300	80	12/25/2012	12.440
36	4/25/2009	17.264
37	5/25/2009	17.441
38	6/25/2009	17.054
39	7/25/2009	17.281
40	8/25/2009	17.553
41	9/25/2009	17.509
42	10/25/2009	17.733				*PPC: 100% (ARM); PPC: 100% (Fixed)
43	11/25/2009	17.305				*1 Month LIBOR: 20%
44	12/25/2009	17.532				*6 Month Libor: 20%
45	1/25/2010	17.145				*Includes Net Swap Payments received from the Swap Provider

Class M Effective Net WAC Schedule*			Class M Effective Net WAC Schedule*
Period	Date	Effective Net WAC (%)	Period	Date	Effective Net WAC (%)
1	5/25/2006	23.344	46	2/25/2010	11.884
2	6/25/2006	22.336	47	3/25/2010	13.173
3	7/25/2006	22.322	48	4/25/2010	11.893
4	8/25/2006	22.125	49	5/25/2010	12.285
5	9/25/2006	21.993	50	6/25/2010	11.891
6	10/25/2006	21.929	51	7/25/2010	12.316
7	11/25/2006	21.672	52	8/25/2010	12.009
8	12/25/2006	21.573	53	9/25/2010	12.016
9	1/25/2007	21.273	54	10/25/2010	12.411
10	2/25/2007	21.047	55	11/25/2010	12.009
11	3/25/2007	21.138	56	12/25/2010	12.410
12	4/25/2007	20.603	57	1/25/2011	12.043
13	5/25/2007	20.489	58	2/25/2011	12.091
14	6/25/2007	20.173	59	3/25/2011	13.383
15	7/25/2007	20.071	60	4/25/2011	12.082
16	8/25/2007	19.757	61	5/25/2011	12.479
17	9/25/2007	19.555	62	6/25/2011	12.071
18	10/25/2007	19.471	63	7/25/2011	12.479
19	11/25/2007	19.160	64	8/25/2011	12.073
20	12/25/2007	19.088	65	9/25/2011	12.068
21	1/25/2008	18.836	66	10/25/2011	12.464
22	2/25/2008	19.209	67	11/25/2011	12.056
23	3/25/2008	18.820	68	12/25/2011	12.452
24	4/25/2008	17.599	69	1/25/2012	12.055
25	5/25/2008	17.162	70	2/25/2012	12.052
26	6/25/2008	16.765	71	3/25/2012	12.878
27	7/25/2008	16.927	72	4/25/2012	12.041
28	8/25/2008	17.102	73	5/25/2012	12.436
29	9/25/2008	17.015	74	6/25/2012	12.029
30	10/25/2008	17.135	75	7/25/2012	12.434
31	11/25/2008	16.763	76	8/25/2012	12.029
32	12/25/2008	16.913	77	9/25/2012	12.024
33	1/25/2009	16.697	78	10/25/2012	12.418
34	2/25/2009	17.320	79	11/25/2012	12.012
35	3/25/2009	18.205	80	12/25/2012	12.406
36	4/25/2009	17.173
37	5/25/2009	17.347
38	6/25/2009	16.959
39	7/25/2009	17.256
40	8/25/2009	17.473
41	9/25/2009	17.423
42	10/25/2009	17.640				*PPC: 100% (ARM); PPC: 100% (Fixed)
43	11/25/2009	17.215				*1 Month LIBOR: 20%
44	12/25/2009	17.444				*6 Month Libor: 20%
45	1/25/2010	17.087				*Includes Net Swap Payments received from the Swap Provider

Excess Spread*
(Assumes Pricing Prepayment Speed, Excludes Basis Risk Shortfalls)

Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)	Period	Excess Spread in bp (Static LIBOR)	1 Month Forward LIBOR (%)	6 Month Forward LIBOR (%)	Excess Spread in bp (Forward LIBOR)
1	287	4.8600	5.2081	287	45	511	5.3219	5.4095	496
2	234	5.0560	5.2795	235	46	515	5.3233	5.4218	486
3	235	5.1532	5.3243	235	47	565	5.3235	5.4360	541
4	234	5.1748	5.3579	235	48	515	5.3259	5.4511	486
5	234	5.2919	5.3782	235	49	531	5.3947	5.4645	497
6	235	5.3835	5.3800	235	50	514	5.3991	5.4678	478
7	234	5.2783	5.3522	234	51	531	5.4010	5.4702	497
8	236	5.3258	5.3405	234	52	514	5.4041	5.4730	481
9	234	5.3499	5.3217	233	53	514	5.4073	5.4763	481
10	234	5.2835	5.2970	232	54	531	5.4091	5.4769	499
11	241	5.3038	5.2839	238	55	514	5.4119	5.4789	481
12	235	5.2201	5.2688	232	56	531	5.4142	5.4851	499
13	237	5.2131	5.2655	234	57	516	5.4163	5.4925	482
14	235	5.2108	5.2637	231	58	516	5.4191	5.4984	484
15	238	5.2087	5.2613	234	59	567	5.4189	5.5061	540
16	235	5.2074	5.2602	230	60	516	5.4236	5.5130	483
17	235	5.2049	5.2571	230	61	532	5.4504	5.5187	499
18	239	5.2024	5.2541	233	62	515	5.4533	5.5218	479
19	235	5.2009	5.2527	230	63	533	5.4544	5.5222	499
20	242	5.1979	5.2570	235	64	516	5.4566	5.5241	482
21	258	5.1966	5.2635	251	65	516	5.4583	5.5259	481
22	398	5.1934	5.2704	389	66	532	5.4594	5.5258	500
23	425	5.1903	5.2774	414	67	515	5.4621	5.5273	480
24	412	5.1892	5.2858	399	68	532	5.4621	5.5352	499
25	420	5.2342	5.2943	404	69	515	5.4636	5.5431	481
26	412	5.2353	5.2952	395	70	515	5.4650	5.5505	482
27	428	5.2363	5.2952	411	71	549	5.4646	5.5588	520
28	456	5.2365	5.2959	442	72	515	5.4661	5.5670	482
29	459	5.2369	5.2961	445	73	531	5.5079	5.5745	496
30	469	5.2377	5.2950	455	74	514	5.5087	5.5759	477
31	460	5.2375	5.2957	445	75	531	5.5093	5.5762	496
32	471	5.2372	5.3060	457	76	514	5.5111	5.5781	478
33	470	5.2376	5.3185	456	77	513	5.5115	5.5778	478
34	495	5.2376	5.3310	483	78	530	5.5118	5.5769	496
35	528	5.2362	5.3435	519	79	513	5.5132	5.5775	477
36	499	5.2375	5.3582	487	80	531	5.5128	5.5844	497
37	509	5.3045	5.3709	494
38	488	5.3074	5.3735	471
39	506	5.3099	5.3761	490
40	507	5.3123	5.3777	493
41	509	5.3153	5.3796	495
42	520	5.3162	5.3806	506
43	510	5.3184	5.3825	495
44	521	5.3206	5.3947	506
*Includes Net Swap Payments received from the Swap Provider

Breakeven CDR Table for the Mezzanine Certificates

The assumptions for the breakeven CDR table below are as follows:
- The Pricing Prepayment Assumption is applied
- 10% cleanup call is not exercised
- Forward Curves
- 40% Severity
- Interest & Principal advancing
- 6 month recovery lag
- Triggers Failing
The table below displays the Constant Default Rate (“CDR”) and the related cumulative collateral loss before the referenced Class incurs a writedown.

Class	CDR Break-Even (%)	Cumulative Loss (%)
M-1	34.60	23.26
M-2	27.34	20.21
M-3	23.61	18.40
M-4	20.74	16.87
M-5	18.17	15.39
M-6	15.82	13.93
M-7	13.81	12.58
M-8	12.05	11.33
M-9	10.82	10.40
M-10	9.76	9.57
M-11	8.85	8.83

DESCRIPTION OF THE TOTAL COLLATERAL

SUMMARY - AGGREGATE POOL*

Number of Mortgage Loans:	5,199	Index Type:
Aggregate Principal Balance:	$939,815,018	6 Month LIBOR:	87.00%
Conforming Principal Balance Loans:	$793,497,947	Fixed Rate:	13.00%
Average Principal Balance:	$180,768	W.A. Initial Periodic Cap:	2.561%
Range:	$9,968 - $840,000	W.A. Subsequent Periodic Cap:	1.061%
W.A. Coupon:	8.137%	W.A. Lifetime Rate Cap:	6.112%
Range:	5.625% - 14.990%	Property Type:
W.A. Gross Margin:	6.244%	Single Family:	74.12%
Range:	2.750% - 10.150%	PUD:	12.62%
W.A. Remaining Term:	350 months	2-4 Family:	5.91%
Range:	171 months - 360 months	Condo:	6.97%
W.A. Seasoning:	3 months	Townhouse:	0.37%
Latest Maturity Date:	April 1, 2036	Occupancy Status:
State Concentration (Top 5):		Primary:	93.97%
California:	34.41%	Investment:	5.30%
Florida:	13.64%	Second Home:	0.73%
Arizona:	5.97%	Documentation Status:
Illinois:	5.28%	Full:	50.08%
Maryland:	4.80%	Stated:	44.50%
W.A. Original Combined LTV:	81.08%	Limited:	5.03%
Range:	9.16% - 100.00%	None:	0.40%
First Liens:	95.89%	Non-Zero W.A. Prepayment Penalty - Term:	26 months
Second Liens:	4.11%	Loans with Prepay Penalties:	72.73%
Non-Balloon Loans:	86.13%	Interest Only Loans	25.68%
Non-Zero W.A. FICO Score:	618	Non-Zero Weighted Average IO Term	60 months
* Subject to a permitted variance of +/- 10%

DESCRIPTION OF THE TOTAL COLLATERAL

Originator

	Number of		% of Aggregate		W.A.	W.A.
	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Originator	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Argent Mortgage Company LLC	1,669	317,713,355	33.81	8.055	613	81.39
Chapel Mortgage Corp.	532	101,161,679	10.76	8.526	617	80.83
CIT Group Inc.	668	101,126,709	10.76	8.000	624	80.44
Other	2,330	419,813,275	44.67	8.138	621	81.07
Total:	5,199	939,815,018	100.00	8.137	618	81.08

Principal Balance at Origination

	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Principal Balance at	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	423	13,626,241	1.45	11.126	634	97.72
50,000.01 - 100,000.00	1,197	90,511,938	9.63	9.054	613	83.26
100,000.01 - 150,000.00	984	121,921,496	12.97	8.346	607	79.77
150,000.01 - 200,000.00	837	145,344,785	15.47	8.185	610	79.45
200,000.01 - 250,000.00	536	119,477,285	12.71	7.987	614	80.30
250,000.01 - 300,000.00	374	102,588,159	10.92	7.935	618	80.58
300,000.01 - 350,000.00	284	91,774,540	9.77	7.776	622	81.70
350,000.01 - 400,000.00	217	81,297,738	8.65	7.833	623	80.91
400,000.01 - 450,000.00	122	52,041,716	5.54	7.797	628	81.44
450,000.01 - 500,000.00	99	47,449,561	5.05	7.705	640	80.73
500,000.01 - 550,000.00	48	25,227,100	2.68	7.983	634	83.47
550,000.01 - 600,000.00	44	25,371,088	2.70	7.772	641	82.17
600,000.01 - 650,000.00	17	10,716,897	1.14	7.830	618	85.31
650,000.01 - 700,000.00	4	2,647,035	0.28	8.020	597	87.49
700,000.01 - 750,000.00	9	6,610,087	0.70	7.802	624	73.90
750,000.01 - 800,000.00	2	1,563,496	0.17	7.870	621	74.28
800,000.01 - 850,000.00	2	1,645,856	0.18	6.799	684	70.21
Total:	5,199	939,815,018	100.00	8.137	618	81.08

DESCRIPTION OF THE TOTAL COLLATERAL

Remaining Principal Balance

	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Remaining Principal	Initial	Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	425	13,726,183	1.46	11.111	634	97.70
50,000.01 - 100,000.00	1,195	90,411,996	9.62	9.054	613	83.25
100,000.01 - 150,000.00	986	122,221,037	13.00	8.347	608	79.80
150,000.01 - 200,000.00	838	145,644,814	15.50	8.183	610	79.41
200,000.01 - 250,000.00	534	119,127,607	12.68	7.986	614	80.33
250,000.01 - 300,000.00	373	102,338,266	10.89	7.936	618	80.57
300,000.01 - 350,000.00	284	91,774,540	9.77	7.776	622	81.70
350,000.01 - 400,000.00	218	81,697,419	8.69	7.833	623	80.96
400,000.01 - 450,000.00	121	51,642,036	5.49	7.796	628	81.37
450,000.01 - 500,000.00	99	47,449,561	5.05	7.705	640	80.73
500,000.01 - 550,000.00	48	25,227,100	2.68	7.983	634	83.47
550,000.01 - 600,000.00	44	25,371,088	2.70	7.772	641	82.17
600,000.01 - 650,000.00	17	10,716,897	1.14	7.830	618	85.31
650,000.01 - 700,000.00	4	2,647,035	0.28	8.020	597	87.49
700,000.01 - 750,000.00	9	6,610,087	0.70	7.802	624	73.90
750,000.01 - 800,000.00	2	1,563,496	0.17	7.870	621	74.28
800,000.01 - 850,000.00	2	1,645,856	0.18	6.799	684	70.21
Total:	5,199	939,815,018	100.00	8.137	618	81.08

Remaining Term

			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
121 - 180	529	31,949,015	3.40	10.852	639	96.04
181 - 240	28	2,756,317	0.29	8.144	591	69.28
301 - 360	4,642	905,109,685	96.31	8.041	618	80.59
Total:	5,199	939,815,018	100.00	8.137	618	81.08

DESCRIPTION OF THE TOTAL COLLATERAL

Product Type

	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Collateral Type	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Fixed - 15 Year	33	3,116,690	0.33	8.153	597	70.63
Fixed - 20 Year	19	1,761,349	0.19	7.991	595	72.92
Fixed - 30 Year	692	69,044,671	7.35	8.431	607	80.81
Fixed - 30 Year IO	18	3,522,701	0.37	7.125	651	82.46
Balloon - 15/30	492	28,120,589	2.99	11.210	644	99.37
Balloon - 20/30	1	91,059	0.01	11.750	641	100.00
Balloon - 30/40	75	16,562,458	1.76	7.568	603	78.61
ARM - 6 Month	1	113,857	0.01	8.350	604	95.00
ARM - 6 Month IO	1	112,000	0.01	7.850	641	80.00
ARM - 1 Year/6 Month	1	169,365	0.02	7.850	600	80.00
ARM - 2 Year/6 Month	2,083	380,658,410	40.50	8.282	603	79.99
ARM - 2 Year/6 Month IO	675	193,398,283	20.58	7.627	652	81.40
ARM - 2 Year/6 Month 30/40 Balloon	237	66,076,761	7.03	8.040	614	81.41
ARM - 2 Year/6 Month 40/10*	44	11,231,582	1.20	7.949	642	80.75
ARM - 3 Year/6 Month	561	98,569,988	10.49	8.183	597	79.69
ARM - 3 Year/6 Month IO	115	30,421,315	3.24	7.208	662	81.21
ARM - 3 Year/6 Month 30/40 Balloon	79	19,242,642	2.05	7.921	610	80.68
ARM - 3 Year/6 Month 40/10*	2	511,408	0.05	7.889	670	80.00
ARM - 5 Year/6 Month	14	2,893,556	0.31	7.660	683	78.81
ARM - 5 Year/6 Month IO	55	13,916,272	1.48	7.231	656	85.85
ARM - 5 Year/6 Month 30/40 Balloon	1	280,063	0.03	7.750	600	85.00
Total:	5,199	939,815,018	100.00	8.137	618	81.08
*Mortgage Loans which amortize on a 480 month remaining term to maturity for the first 120 months and thereafter, on a 240 month remaining term to maturity.

Interest Only Term

			% of Aggregate		W.A.	W.A.
Interest Only	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (months)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	4,335	698,444,447	74.32	8.342	606	80.89
24	2	630,361	0.07	7.535	663	95.00
36	2	482,999	0.05	8.371	629	92.02
60	856	239,298,262	25.46	7.543	654	81.60
84	1	75,000	0.01	7.700	645	72.82
120	3	883,950	0.09	7.474	629	80.00
Total:	5,199	939,815,018	100.00	8.137	618	81.08

DESCRIPTION OF THE TOTAL COLLATERAL

Mortgage Rate

			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	23	5,458,274	0.58	5.879	651	75.35
6.000 - 6.499	119	29,515,381	3.14	6.305	649	77.21
6.500 - 6.999	458	111,757,854	11.89	6.781	641	77.37
7.000 - 7.499	628	137,723,582	14.65	7.245	633	78.26
7.500 - 7.999	965	210,991,500	22.45	7.743	628	79.60
8.000 - 8.499	667	131,775,774	14.02	8.236	618	80.52
8.500 - 8.999	720	129,968,582	13.83	8.728	597	82.48
9.000 - 9.499	410	67,495,808	7.18	9.223	586	84.66
9.500 - 9.999	373	55,110,261	5.86	9.730	584	86.16
10.000 - 10.499	194	18,191,503	1.94	10.210	588	86.35
10.500 - 10.999	198	16,273,104	1.73	10.763	608	90.22
11.000 - 11.499	146	9,344,520	0.99	11.203	621	95.45
11.500 - 11.999	153	8,852,264	0.94	11.727	621	96.52
12.000 - 12.499	91	4,926,460	0.52	12.192	619	97.39
12.500 - 12.999	34	1,542,480	0.16	12.727	615	97.21
13.000 - 13.499	12	452,239	0.05	13.231	626	99.57
13.500 - 13.999	5	266,573	0.03	13.563	660	92.33
14.000 - 14.499	1	69,943	0.01	14.000	580	100.00
14.500 - 14.999	2	98,918	0.01	14.990	644	95.00
Total:	5,199	939,815,018	100.00	8.137	618	81.08

Original Combined Loan-to-Value Ratio

Original Combined	Number of	Aggregate	% of Aggregate		W.A.	W.A.
Loan-to-Value	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	161	20,917,129	2.23	7.896	586	40.81
50.01 - 55.00	58	8,665,978	0.92	7.598	602	52.93
55.01 - 60.00	93	17,949,401	1.91	7.789	584	57.97
60.01 - 65.00	136	28,618,427	3.05	7.915	586	63.33
65.01 - 70.00	213	41,321,190	4.40	7.836	588	68.40
70.01 - 75.00	289	55,389,201	5.89	7.956	588	73.93
75.01 - 80.00	1,865	400,777,025	42.64	7.742	635	79.78
80.01 - 85.00	455	90,486,407	9.63	8.154	596	84.27
85.01 - 90.00	839	168,049,556	17.88	8.468	611	89.75
90.01 - 95.00	315	60,902,803	6.48	8.527	631	94.65
95.01 - 100.00	775	46,737,902	4.97	10.750	642	99.91
Total:	5,199	939,815,018	100.00	8.137	618	81.08

DESCRIPTION OF THE TOTAL COLLATERAL

FICO Score at Origination

			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
500 - 524	258	45,243,035	4.81	9.013	512	74.70
525 - 549	404	70,854,158	7.54	8.799	537	76.78
550 - 574	520	94,700,338	10.08	8.429	561	78.03
575 - 599	793	135,119,726	14.38	8.189	587	81.06
600 - 624	952	157,979,011	16.81	8.031	613	82.27
625 - 649	913	165,807,967	17.64	8.049	636	83.14
650 - 674	654	130,138,165	13.85	7.896	660	82.96
675 - 699	353	65,320,021	6.95	7.781	686	82.68
700 - 724	179	40,895,715	4.35	7.685	711	81.37
725 - 749	103	21,011,590	2.24	7.656	734	81.11
750 - 774	46	7,937,837	0.84	7.674	759	80.23
775 - 799	23	4,658,053	0.50	7.455	786	81.99
800 - 824	1	149,403	0.02	8.100	801	80.00
Total:	5,199	939,815,018	100.00	8.137	618	81.08

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution*

	Number of	Aggregate	% of Aggregate		W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	1,131	323,428,143	34.41	7.858	629	79.96
Florida	794	128,151,592	13.64	8.321	617	81.15
Arizona	348	56,073,202	5.97	8.248	613	81.20
Illinois	307	49,654,159	5.28	8.416	617	81.75
Maryland	216	45,106,502	4.80	7.983	605	78.73
Texas	317	28,927,987	3.08	8.356	605	81.91
Nevada	141	27,705,405	2.95	8.147	614	79.99
New Jersey	102	25,926,554	2.76	8.192	615	81.23
Ohio	241	24,029,972	2.56	8.230	606	84.96
New York	81	21,864,474	2.33	7.815	621	79.11
Washington	103	17,980,984	1.91	8.315	606	83.40
Colorado	111	16,297,123	1.73	8.071	621	82.57
Minnesota	87	14,355,326	1.53	8.427	619	84.99
Michigan	123	13,182,086	1.40	8.782	594	85.30
Massachusetts	52	11,786,329	1.25	8.040	649	78.94
Pennsylvania	109	11,557,905	1.23	8.574	599	81.88
Georgia	83	11,402,441	1.21	8.513	615	84.50
Oregon	62	10,750,631	1.14	8.364	610	81.07
Virginia	60	9,803,590	1.04	8.137	614	80.87
Missouri	89	8,845,946	0.94	8.659	593	84.55
North Carolina	78	8,366,560	0.89	8.362	602	84.63
Indiana	77	7,879,177	0.84	8.407	613	84.72
Utah	48	7,042,889	0.75	8.380	615	83.93
Wisconsin	58	6,858,462	0.73	8.756	602	83.55
Connecticut	32	6,417,055	0.68	8.342	618	80.98
*Geographic Distribution continued on the next page

DESCRIPTION OF THE TOTAL COLLATERAL

Geographic Distribution (Continued)

			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Tennessee	53	6,137,505	0.65	8.278	622	85.11
Rhode Island	29	5,370,107	0.57	8.236	613	74.72
Hawaii	12	4,153,761	0.44	7.518	600	80.46
New Mexico	22	4,045,317	0.43	8.541	603	81.59
South Carolina	28	3,696,233	0.39	7.997	614	81.89
Kentucky	28	3,133,340	0.33	8.350	601	84.67
Oklahoma	32	2,844,165	0.30	8.757	597	85.30
Kansas	19	2,400,637	0.26	8.359	615	87.65
Nebraska	13	1,763,062	0.19	9.507	566	85.83
Arkansas	15	1,647,642	0.18	8.907	582	84.27
Louisiana	18	1,603,709	0.17	9.020	590	81.13
Iowa	14	1,338,781	0.14	9.000	567	85.81
Delaware	7	1,306,972	0.14	7.358	617	77.56
Alabama	20	1,267,917	0.13	8.818	593	89.05
Idaho	12	1,148,813	0.12	8.962	624	83.52
District of Columbia	2	1,004,572	0.11	7.993	608	70.27
Alaska	5	893,030	0.10	8.200	614	79.61
Wyoming	6	831,454	0.09	7.744	660	81.39
New Hampshire	4	591,089	0.06	8.682	573	78.81
West Virginia	5	538,368	0.06	7.314	643	78.73
Maine	2	325,715	0.03	7.177	638	85.83
Vermont	1	209,738	0.02	6.950	574	85.00
Mississippi	2	168,600	0.02	9.441	565	91.42
Total:	5,199	939,815,018	100.00	8.137	618	81.08

DESCRIPTION OF THE TOTAL COLLATERAL

Occupancy Status

			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	4,829	883,128,614	93.97	8.105	617	81.00
Investment	336	49,789,641	5.30	8.686	647	82.85
Second Home	34	6,896,764	0.73	8.248	636	79.34
Total:	5,199	939,815,018	100.00	8.137	618	81.08

Documentation Type

			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Full Documentation	2,750	470,617,853	50.08	7.909	603	80.72
Stated Documentation	2,172	418,173,515	44.50	8.379	636	81.30
Limited Documentation	250	47,285,200	5.03	8.233	614	83.00
No Documentation	27	3,738,450	0.40	8.593	662	78.62
Total:	5,199	939,815,018	100.00	8.137	618	81.08

Loan Purpose

			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Refinance - Cashout	2,592	505,863,570	53.83	8.072	599	78.99
Purchase	2,384	397,874,152	42.34	8.223	643	83.88
Refinance - Rate Term	223	36,077,296	3.84	8.088	608	79.54
Total:	5,199	939,815,018	100.00	8.137	618	81.08

DESCRIPTION OF THE TOTAL COLLATERAL

Property Type

			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	3,949	696,625,212	74.12	8.103	616	80.94
PUD	574	118,628,890	12.62	8.168	616	81.47
Condo	376	65,520,066	6.97	8.234	632	82.40
2-4 Family	271	55,553,313	5.91	8.345	637	80.40
Townhouse	29	3,487,537	0.37	8.748	622	83.19
Total:	5,199	939,815,018	100.00	8.137	618	81.08

DESCRIPTION OF THE TOTAL COLLATERAL

Rate Adjustment*

			% of Aggregate		W.A.	W.A.
Month & Year of Next	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
August 2006	2	225,857	0.03	8.102	622	87.56
February 2007	2	288,176	0.04	7.912	627	80.00
August 2007	14	2,959,411	0.36	7.395	587	76.65
September 2007	62	10,047,770	1.23	7.739	600	82.76
October 2007	112	23,768,772	2.91	7.658	609	81.18
November 2007	290	59,238,639	7.25	7.607	615	81.35
December 2007	208	47,669,524	5.83	8.131	607	82.70
January 2008	1,373	312,083,239	38.17	8.153	616	80.17
February 2008	859	169,931,030	20.78	8.087	632	80.44
March 2008	109	23,674,537	2.90	8.179	622	79.20
April 2008	11	1,873,300	0.23	8.146	619	83.90
May 2008	1	185,510	0.02	6.300	632	75.00
June 2008	1	94,875	0.01	7.500	668	95.00
July 2008	1	61,697	0.01	11.990	650	100.00
August 2008	1	582,995	0.07	6.200	593	80.00
September 2008	13	1,854,228	0.23	8.349	640	90.49
October 2008	26	4,553,779	0.56	7.382	640	86.77
November 2008	74	17,352,658	2.12	7.222	626	79.38
December 2008	53	9,704,687	1.19	8.083	591	83.86
January 2009	406	81,373,365	9.95	7.958	608	78.60
February 2009	176	31,878,842	3.90	8.384	613	81.85
March 2009	4	585,115	0.07	7.553	651	73.33
April 2009	1	517,600	0.06	7.625	644	80.00
July 2010	2	448,250	0.05	6.949	685	80.00
August 2010	1	134,100	0.02	6.100	652	90.00
October 2010	1	582,220	0.07	7.250	727	75.00
November 2010	13	3,427,024	0.42	6.866	647	90.79
December 2010	6	1,645,750	0.20	7.230	640	91.64
January 2011	39	9,628,171	1.18	7.463	664	82.39
February 2011	8	1,224,375	0.15	7.785	638	81.47
Total:	3,869	817,595,499	100.00	8.022	619	80.58
*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Gross Margin*

			% of Aggregate		W.A.	W.A.
Gross	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2.500 - 2.999	22	3,972,050	0.49	7.073	699	73.13
3.500 - 3.999	2	365,466	0.04	8.094	666	82.78
4.000 - 4.499	35	6,490,717	0.79	8.403	603	81.26
4.500 - 4.999	45	11,358,260	1.39	7.026	654	77.85
5.000 - 5.499	214	50,717,648	6.20	7.524	650	80.03
5.500 - 5.999	417	93,259,410	11.41	7.515	638	79.88
6.000 - 6.499	1,908	404,907,845	49.52	7.996	614	81.08
6.500 - 6.999	628	138,141,069	16.90	8.192	611	78.77
7.000 - 7.499	208	40,235,544	4.92	8.312	621	79.42
7.500 - 7.999	232	41,714,804	5.10	8.687	609	83.54
8.000 - 8.499	99	15,955,469	1.95	9.102	595	84.59
8.500 - 8.999	46	8,989,156	1.10	9.410	591	85.72
9.000 - 9.499	9	1,201,671	0.15	9.863	572	86.80
9.500 - 9.999	1	62,951	0.01	10.700	551	70.00
10.000 - 10.499	3	223,440	0.03	11.050	579	84.49
Total:	3,869	817,595,499	100.00	8.022	619	80.58
*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Maximum Mortgage Rate*

			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
10.500 - 10.999	1	257,361	0.03	5.990	703	80.00
11.000 - 11.499	2	342,548	0.04	6.770	600	73.15
11.500 - 11.999	22	5,452,070	0.67	6.211	649	77.00
12.000 - 12.499	106	27,242,826	3.33	6.441	644	78.59
12.500 - 12.999	391	98,228,347	12.01	6.861	640	78.20
13.000 - 13.499	480	112,327,872	13.74	7.292	634	78.76
13.500 - 13.999	726	166,131,454	20.32	7.735	631	79.49
14.000 - 14.499	531	111,322,429	13.62	8.107	620	79.89
14.500 - 14.999	609	119,394,570	14.60	8.504	607	82.02
15.000 - 15.499	399	74,578,252	9.12	8.910	598	84.22
15.500 - 15.999	347	62,275,648	7.62	9.358	585	84.36
16.000 - 16.499	137	21,517,919	2.63	9.661	577	83.37
16.500 - 16.999	66	11,259,854	1.38	10.206	571	84.21
17.000 - 17.499	31	4,277,565	0.52	10.605	563	78.86
17.500 - 17.999	15	2,171,581	0.27	11.076	547	80.18
18.000 - 18.499	3	371,427	0.05	12.329	523	67.41
18.500 - 18.999	2	341,483	0.04	12.449	585	91.59
19.500 - 19.999	1	102,293	0.01	13.500	716	80.00
Total:	3,869	817,595,499	100.00	8.022	619	80.58
*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Minimum Mortgage Rate*

			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
4.000 - 4.499	1	296,251	0.04	7.500	685	80.00
4.500 - 4.999	3	1,219,201	0.15	6.952	631	77.52
5.000 - 5.499	19	5,351,825	0.65	6.718	634	71.54
5.500 - 5.999	74	15,519,551	1.90	6.706	645	77.77
6.000 - 6.499	173	38,121,636	4.66	6.700	646	78.02
6.500 - 6.999	446	106,113,447	12.98	6.955	646	78.35
7.000 - 7.499	543	120,757,147	14.77	7.352	634	79.22
7.500 - 7.999	808	183,592,087	22.46	7.811	628	80.28
8.000 - 8.499	532	114,449,218	14.00	8.302	617	80.81
8.500 - 8.999	557	108,711,534	13.30	8.745	595	82.46
9.000 - 9.499	311	57,007,695	6.97	9.233	583	84.41
9.500 - 9.999	250	43,918,702	5.37	9.733	576	84.91
10.000 - 10.499	85	12,049,285	1.47	10.197	564	81.68
10.500 - 10.999	43	7,111,349	0.87	10.700	561	80.57
11.000 - 11.499	13	1,800,329	0.22	11.171	560	80.12
11.500 - 11.999	6	822,737	0.10	11.709	557	78.59
12.000 - 12.499	3	371,427	0.05	12.329	523	67.41
12.500 - 12.999	1	279,785	0.03	12.550	571	89.74
13.500 - 13.999	1	102,293	0.01	13.500	716	80.00
Total:	3,869	817,595,499	100.00	8.022	619	80.58
*ARM Loans Only

Initial Periodic Rate Cap*

			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	2	225,857	0.03	8.102	622	87.56
1.500	8	2,003,582	0.25	7.506	595	78.66
2.000	1,697	357,933,806	43.78	8.014	613	81.06
3.000	2,158	456,235,565	55.80	8.033	623	80.22
5.000	2	878,471	0.11	7.334	713	76.69
6.000	2	318,219	0.04	7.051	730	65.81
Total:	3,869	817,595,499	100.00	8.022	619	80.58
*ARM Loans Only

DESCRIPTION OF THE TOTAL COLLATERAL

Subsequent Periodic Rate Cap*

			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	3,366	718,426,799	87.87	7.997	619	80.42
1.500	503	99,168,700	12.13	8.206	615	81.72
Total:	3,869	817,595,499	100.00	8.022	619	80.58
*ARM Loans Only

Lifetime Periodic Cap*

			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
3.000 - 3.499	1	108,000	0.01	7.900	624	80.00
3.500 - 3.999	2	199,732	0.02	9.025	590	91.78
4.500 - 4.999	2	198,568	0.02	9.160	668	90.26
5.000 - 5.499	160	36,351,051	4.45	8.146	612	79.47
5.500 - 5.999	13	2,328,003	0.28	7.993	651	73.36
6.000 - 6.499	3,032	644,474,785	78.83	7.988	619	80.49
6.500 - 6.999	56	10,910,241	1.33	7.760	603	79.15
7.000 - 7.499	602	122,930,228	15.04	8.182	622	81.56
7.500 - 7.999	1	94,893	0.01	8.850	626	100.00
Total:	3,869	817,595,499	100.00	8.022	619	80.58
*ARM Loans Only

Original Prepayment Charge Term

			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	1,638	256,251,081	27.27	8.409	619	81.86
6	8	1,670,338	0.18	7.208	680	69.05
12	174	46,041,655	4.90	8.289	614	79.19
24	2,376	461,248,737	49.08	8.083	619	81.28
30	4	716,834	0.08	7.483	600	79.98
36	998	173,803,405	18.49	7.849	616	80.02
60	1	82,967	0.01	9.225	641	89.25
Total:	5,199	939,815,018	100.00	8.137	618	81.08

DESCRIPTION OF THE GROUP I COLLATERAL

SUMMARY - GROUP I POOL*

Number of Mortgage Loans:	3,034	Index Type:
Aggregate Principal Balance:	$547,637,113	6 Month LIBOR:	88.71%
Conforming Principal Balance Loans:	$547,637,113	Fixed Rate:	11.29%
Average Principal Balance:	$180,500	W.A. Initial Periodic Cap:	2.518%
Range:	$49,945 - $599,248	W.A. Subsequent Periodic Cap:	1.039%
W.A. Coupon:	8.096%	W.A. Lifetime Rate Cap:	6.072%
Range:	5.625% - 13.500%	Property Type:
W.A. Gross Margin:	6.236%	Single Family:	73.51%
Range:	2.750% - 10.150%	PUD:	11.97%
W.A. Remaining Term:	356 months	2-4 Family:	7.47%
Range:	173 months - 360 months	Condo:	6.75%
W.A. Seasoning:	3 months	Townhouse	0.30%
Latest Maturity Date:	April 1 2036	Occupancy Status:
State Concentration (Top 5):		Primary:	92.10%
California:	24.38%	Investment:	6.96%
Florida:	14.24%	Second Home:	0.93%
Arizona:	7.56%	Documentation Status:
Illinois:	6.38%	Full:	54.92%
Maryland:	4.40%	Stated:	39.50%
W.A. Original Combined LTV:	80.11%	Limited:	5.36%
Range:	10.58% - 100.00%	None:	0.22%
First Liens:	100.00%	Non-Zero W.A. Prepayment Penalty - Term:	26 months
Second Liens:	0.00%	Loans with Prepay Penalties:	70.15%
Non-Balloon Loans:	87.79%	Interest Only Loans:	19.71%
Non-Zero W.A. FICO Score:	610	Non-Zero Weighted Average IO Term	60 months
* Subject to a permitted variance of +/- 10%

DESCRIPTION OF THE GROUP I COLLATERAL

Originator

			% of Aggregate		W.A.	W.A.
	Number of Initial	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Originator	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Argent Mortgage Company LLC	1,367	244,438,538	44.64	8.063	608	80.87
CIT Group Inc.	519	78,831,268	14.39	8.012	624	80.54
Other	1,148	224,367,307	40.97	8.161	607	79.12
Total:	3,034	547,637,113	100.00	8.096	610	80.11

Principal Balance at Origination

			% of Aggregate		W.A.	W.A.
Principal Balance at	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	1	49,945	0.01	8.950	549	71.43
50,000.01 - 100,000.00	676	52,889,975	9.66	8.500	605	79.80
100,000.01 - 150,000.00	690	85,682,233	15.65	8.261	601	79.06
150,000.01 - 200,000.00	614	106,679,954	19.48	8.240	605	79.52
200,000.01 - 250,000.00	384	85,410,199	15.60	8.018	608	80.34
250,000.01 - 300,000.00	263	71,938,474	13.14	7.953	614	80.19
300,000.01 - 350,000.00	205	66,167,668	12.08	7.821	618	81.29
350,000.01 - 400,000.00	153	57,424,900	10.49	7.931	619	80.36
400,000.01 - 450,000.00	33	13,696,050	2.50	7.803	632	81.69
450,000.01 - 500,000.00	8	3,816,803	0.70	7.602	641	80.94
500,000.01 - 550,000.00	3	1,541,940	0.28	7.976	641	88.35
550,000.01 - 600,000.00	4	2,338,973	0.43	7.982	660	85.00
Total:	3,034	547,637,113	100.00	8.096	610	80.11

DESCRIPTION OF THE GROUP I COLLATERAL

Remaining Principal Balance

			% of Aggregate		W.A.	W.A.
Remaining Principal	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	1	49,945	0.01	8.950	549	71.43
50,000.01 - 100,000.00	676	52,889,975	9.66	8.500	605	79.80
100,000.01 - 150,000.00	692	85,981,774	15.70	8.262	601	79.10
150,000.01 - 200,000.00	615	106,979,984	19.53	8.237	605	79.46
200,000.01 - 250,000.00	382	85,060,522	15.53	8.018	608	80.39
250,000.01 - 300,000.00	262	71,688,582	13.09	7.954	614	80.18
300,000.01 - 350,000.00	205	66,167,668	12.08	7.821	618	81.29
350,000.01 - 400,000.00	154	57,824,580	10.56	7.931	619	80.42
400,000.01 - 450,000.00	32	13,296,369	2.43	7.799	630	81.44
450,000.01 - 500,000.00	8	3,816,803	0.70	7.602	641	80.94
500,000.01 - 550,000.00	3	1,541,940	0.28	7.976	641	88.35
550,000.01 - 600,000.00	4	2,338,973	0.43	7.982	660	85.00
Total:	3,034	547,637,113	100.00	8.096	610	80.11

Remaining Term

			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
121 - 180	26	2,947,672	0.54	8.220	604	72.52
181 - 240	16	1,453,643	0.27	8.052	573	76.81
301 - 360	2,992	543,235,798	99.20	8.095	610	80.16
Total:	3,034	547,637,113	100.00	8.096	610	80.11

DESCRIPTION OF THE GROUP I COLLATERAL

Product Type

	Number of	Aggregate	% of Aggregate	W.A.	W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	Coupon	Non-Zero	Original
Collateral Type	Loans	Principal Balance ($)	Principal Balance	(%)	FICO	CLTV (%)
Fixed - 15 Year	22	2,235,935	0.41	8.121	596	71.44
Fixed - 20 Year	12	1,072,014	0.20	7.970	575	77.56
Fixed - 30 Year	337	43,915,275	8.02	7.930	599	77.23
Fixed - 30 Year IO	16	3,158,802	0.58	7.137	650	82.64
Balloon - 30/40	51	11,460,467	2.09	7.426	606	76.96
ARM - 6 Month	1	113,857	0.02	8.350	604	95.00
ARM - 6 Month IO	1	112,000	0.02	7.850	641	80.00
ARM - 2 Year/6 Month	1,512	255,242,390	46.61	8.368	601	79.99
ARM - 2 Year/6 Month IO	372	88,319,101	16.13	7.640	649	81.32
ARM - 2 Year/6 Month 30/40 Balloon	179	42,938,280	7.84	7.966	611	81.42
ARM - 2 Year/6 Month 40/10*	5	1,131,433	0.21	8.012	601	72.58
ARM - 3 Year/6 Month	385	66,413,898	12.13	8.263	590	80.07
ARM - 3 Year/6 Month IO	34	6,924,822	1.26	7.443	625	80.89
ARM - 3 Year/6 Month 30/40 Balloon	52	12,190,594	2.23	7.898	608	79.16
ARM - 3 Year/6 Month 40/10*	1	287,712	0.05	7.500	660	80.00
ARM - 5 Year/6 Month	11	2,440,044	0.45	7.685	688	77.42
ARM - 5 Year/6 Month IO	42	9,400,425	1.72	7.216	652	86.69
ARM - 5 Year/6 Month 30/40 Balloon	1	280,063	0.05	7.750	600	85.00
Total:	3,034	547,637,113	100.00	8.096	610	80.11
*Mortgage Loans which amortize on a 480 month remaining term to maturity for the first 120 months and thereafter, on a 240 month remaining term to maturity.

Interest Only Term

			% of Aggregate		W.A.	W.A.
Interest Only	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (months)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	2,569	439,721,962	80.29	8.223	601	79.69
24	2	630,361	0.12	7.535	663	95.00
36	2	482,999	0.09	8.371	629	92.02
60	459	106,497,841	19.45	7.572	648	81.67
120	2	303,950	0.06	7.901	625	79.99
Total:	3,034	547,637,113	100.00	8.096	610	80.11

DESCRIPTION OF THE GROUP I COLLATERAL

Mortgage Rate

			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	15	3,023,631	0.55	5.862	650	73.79
6.000 - 6.499	80	16,403,032	3.00	6.284	636	74.98
6.500 - 6.999	300	63,170,531	11.54	6.787	631	76.90
7.000 - 7.499	422	84,659,075	15.46	7.242	627	77.46
7.500 - 7.999	602	114,793,443	20.96	7.743	625	79.59
8.000 - 8.499	432	75,321,456	13.75	8.228	611	80.90
8.500 - 8.999	503	85,129,905	15.54	8.734	595	82.04
9.000 - 9.499	279	44,224,543	8.08	9.223	579	83.28
9.500 - 9.999	245	39,124,426	7.14	9.730	572	85.22
10.000 - 10.499	86	11,813,640	2.16	10.191	566	82.31
10.500 - 10.999	45	6,560,393	1.20	10.701	559	79.69
11.000 - 11.499	12	1,692,395	0.31	11.148	568	82.72
11.500 - 11.999	8	967,140	0.18	11.675	553	77.50
12.000 - 12.499	3	371,427	0.07	12.329	523	67.41
12.500 - 12.999	1	279,785	0.05	12.550	571	89.74
13.500 - 13.999	1	102,293	0.02	13.500	716	80.00
Total:	3,034	547,637,113	100.00	8.096	610	80.11

Original Combined Loan-to-Value Ratio

Original Combined			% of Aggregate		W.A.	W.A.
Loan-to-Value	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	104	13,691,593	2.50	7.883	581	40.58
50.01 - 55.00	37	5,586,884	1.02	7.568	606	52.95
55.01 - 60.00	71	12,446,998	2.27	7.879	582	58.00
60.01 - 65.00	88	17,486,656	3.19	8.030	577	63.32
65.01 - 70.00	148	27,716,644	5.06	7.911	583	68.47
70.01 - 75.00	204	37,053,736	6.77	8.038	586	74.00
75.01 - 80.00	1,242	233,733,662	42.68	7.811	627	79.78
80.01 - 85.00	306	55,968,631	10.22	8.226	587	84.40
85.01 - 90.00	571	99,073,647	18.09	8.607	605	89.81
90.01 - 95.00	205	37,781,759	6.90	8.523	626	94.55
95.01 - 100.00	58	7,096,904	1.30	9.433	641	99.78
Total:	3,034	547,637,113	100.00	8.096	610	80.11

DESCRIPTION OF THE GROUP I COLLATERAL

FICO Score at Origination

			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
500 - 524	215	36,785,760	6.72	9.078	512	74.50
525 - 549	300	49,762,023	9.09	8.901	538	77.64
550 - 574	371	63,291,395	11.56	8.477	561	78.12
575 - 599	502	86,409,157	15.78	8.083	587	80.71
600 - 624	524	94,894,265	17.33	7.862	613	80.81
625 - 649	463	86,835,451	15.86	7.825	637	81.98
650 - 674	322	61,976,119	11.32	7.732	659	81.94
675 - 699	164	32,447,669	5.93	7.575	687	81.05
700 - 724	90	19,366,855	3.54	7.723	712	81.14
725 - 749	56	11,246,192	2.05	7.657	733	80.01
750 - 774	18	3,108,143	0.57	7.621	760	81.96
775 - 799	8	1,364,680	0.25	7.804	786	82.76
800 - 824	1	149,403	0.03	8.100	801	80.00
Total:	3,034	547,637,113	100.00	8.096	610	80.11

DESCRIPTION OF THE GROUP I COLLATERAL

Geographic Distribution*

	Number of		% of Aggregate		W.A.	W.A.
	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	487	133,502,055	24.38	7.743	619	77.34
Florida	430	77,973,276	14.24	8.135	609	79.44
Arizona	236	41,418,515	7.56	8.130	608	80.59
Illinois	201	34,929,413	6.38	8.385	607	81.21
Maryland	115	24,122,110	4.40	7.894	598	78.39
Texas	204	20,500,634	3.74	8.342	601	81.22
Ohio	189	20,310,321	3.71	8.188	606	85.16
New Jersey	82	20,208,267	3.69	8.132	612	80.57
New York	63	16,375,824	2.99	7.766	615	78.60
Nevada	73	16,205,863	2.96	8.051	613	77.70
Colorado	72	10,971,523	2.00	8.038	615	82.03
Washington	52	10,835,374	1.98	8.083	606	81.67
Massachusetts	40	9,788,021	1.79	7.944	647	77.37
Michigan	73	9,253,026	1.69	8.759	593	84.86
Oregon	42	8,527,178	1.56	8.357	601	80.76
Pennsylvania	73	8,507,197	1.55	8.491	601	81.38
Georgia	54	7,583,592	1.38	8.360	617	83.00
Minnesota	40	7,097,345	1.30	8.855	588	83.51
Virginia	33	6,474,791	1.18	7.736	608	78.85
North Carolina	54	6,350,101	1.16	8.324	596	84.12
Missouri	55	6,331,973	1.16	8.658	590	84.82
Utah	39	5,956,563	1.09	8.302	616	84.49
Indiana	54	5,633,988	1.03	8.588	610	84.76
Tennessee	34	5,051,973	0.92	8.173	624	84.84
Wisconsin	38	4,713,499	0.86	8.892	589	83.84
*Geographic Distribution continued on the next page

DESCRIPTION OF THE GROUP I COLLATERAL

Geographic Distribution (Continued)

	Number of		% of Aggregate		W.A.	W.A.
	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Hawaii	8	3,174,686	0.58	7.442	612	81.96
Connecticut	15	2,841,267	0.52	8.086	605	77.93
New Mexico	17	2,723,316	0.50	8.545	609	83.84
South Carolina	21	2,531,940	0.46	8.206	597	82.76
Kentucky	15	1,975,802	0.36	8.316	609	84.61
Rhode Island	10	1,961,976	0.36	9.011	589	76.79
Oklahoma	19	1,913,110	0.35	8.848	605	86.08
Kansas	11	1,527,950	0.28	8.600	613	87.25
Nebraska	10	1,512,803	0.28	9.510	565	85.32
Louisiana	16	1,472,582	0.27	9.035	592	82.85
Iowa	12	1,132,219	0.21	8.921	560	85.04
Alabama	10	955,285	0.17	8.608	588	90.25
Arkansas	9	821,107	0.15	8.413	596	80.49
Wyoming	5	794,315	0.15	7.568	661	80.52
Delaware	4	763,694	0.14	6.768	662	81.00
Alaska	4	722,594	0.13	8.318	611	79.52
Idaho	5	698,187	0.13	8.827	629	80.42
New Hampshire	3	439,293	0.08	8.231	592	81.04
West Virginia	3	292,911	0.05	7.317	635	76.36
District of Columbia	1	269,572	0.05	9.200	549	90.00
Vermont	1	209,738	0.04	6.950	574	85.00
Mississippi	1	144,678	0.03	9.350	551	90.00
Maine	1	135,669	0.02	7.075	646	80.00
Total:	3,034	547,637,113	100.00	8.096	610	80.11

DESCRIPTION OF THE GROUP I COLLATERAL

Occupancy Status

			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	2,749	504,377,207	92.10	8.052	607	79.89
Investment	257	38,140,551	6.96	8.676	645	82.99
Second Home	28	5,119,354	0.93	8.125	641	80.00
Total:	3,034	547,637,113	100.00	8.096	610	80.11

Documentation Type

			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Full Documentation	1,797	300,775,607	54.92	7.944	597	80.18
Stated Documentation	1,089	216,305,057	39.50	8.315	628	79.84
Limited Documentation	141	29,359,173	5.36	8.046	610	82.06
No Documentation	7	1,197,276	0.22	7.842	637	61.70
Total:	3,034	547,637,113	100.00	8.096	610	80.11

Loan Purpose

			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Refinance - Cashout	1,719	311,956,975	56.96	8.127	592	78.41
Purchase	1,142	207,771,568	37.94	8.044	639	82.79
Refinance - Rate Term	173	27,908,570	5.10	8.136	602	79.08
Total:	3,034	547,637,113	100.00	8.096	610	80.11

DESCRIPTION OF THE GROUP I COLLATERAL

Property Type

			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	2,323	402,573,219	73.51	8.079	606	80.08
PUD	317	65,558,660	11.97	8.081	609	80.16
2-4 Family	179	40,902,801	7.47	8.238	633	80.18
Condo	205	36,983,068	6.75	8.130	627	80.17
Townhouse	10	1,619,365	0.30	8.589	595	82.12
Total:	3,034	547,637,113	100.00	8.096	610	80.11

DESCRIPTION OF THE GROUP I COLLATERAL

Rate Adjustment*

	Number of		% of Aggregate		W.A.	W.A.
Month & Year of Next	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
August 2006	2	225,857	0.05	8.102	622	87.56
February 2007	1	118,812	0.02	8.000	665	80.00
August 2007	9	1,682,832	0.35	7.515	604	75.21
September 2007	57	8,886,086	1.83	7.737	604	82.90
October 2007	86	15,162,419	3.12	7.685	608	81.06
November 2007	196	35,900,474	7.39	7.708	605	82.03
December 2007	140	26,208,664	5.40	8.192	598	82.08
January 2008	849	164,796,749	33.92	8.363	605	80.07
February 2008	636	117,251,302	24.14	8.090	629	80.06
March 2008	85	16,295,566	3.35	8.195	625	79.09
April 2008	9	1,328,300	0.27	8.322	625	82.18
May 2008	1	185,510	0.04	6.300	632	75.00
June 2008	1	94,875	0.02	7.500	668	95.00
September 2008	12	1,759,183	0.36	8.301	638	89.98
October 2008	23	3,557,779	0.73	7.670	620	88.67
November 2008	40	8,117,649	1.67	7.473	600	79.24
December 2008	50	9,176,931	1.89	8.071	590	84.51
January 2009	258	47,548,584	9.79	8.173	590	77.68
February 2009	84	14,949,919	3.08	8.599	602	82.05
March 2009	3	426,595	0.09	7.238	644	70.85
July 2010	1	296,251	0.06	7.500	685	80.00
August 2010	1	134,100	0.03	6.100	652	90.00
October 2010	1	582,220	0.12	7.250	727	75.00
November 2010	12	2,937,774	0.60	6.935	647	90.09
December 2010	5	1,202,950	0.25	7.535	644	92.25
January 2011	29	6,293,571	1.30	7.417	661	82.52
February 2011	5	673,665	0.14	7.984	637	78.93
Total:	2,596	485,794,620	100.00	8.133	611	80.47
*ARM Loans Only

DESCRIPTION OF THE GROUP I COLLATERAL

Gross Margin*

			% of Aggregate		W.A.	W.A.
Gross	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2.500 - 2.999	7	1,192,832	0.25	6.879	673	68.25
3.500 - 3.999	2	365,466	0.08	8.094	666	82.78
4.000 - 4.499	21	3,645,061	0.75	8.783	584	81.39
4.500 - 4.999	24	4,832,215	0.99	7.100	629	73.82
5.000 - 5.499	149	30,468,165	6.27	7.640	643	79.91
5.500 - 5.999	242	46,157,614	9.50	7.667	632	79.40
6.000 - 6.499	1,417	263,098,043	54.16	8.086	608	81.04
6.500 - 6.999	402	81,143,815	16.70	8.261	605	78.79
7.000 - 7.499	117	19,041,809	3.92	8.604	609	80.58
7.500 - 7.999	115	18,865,069	3.88	8.837	597	82.46
8.000 - 8.499	59	9,856,621	2.03	9.202	588	83.41
8.500 - 8.999	30	5,788,226	1.19	9.400	594	83.80
9.000 - 9.499	8	1,116,244	0.23	9.841	571	86.55
10.000 - 10.499	3	223,440	0.05	11.050	579	84.49
Total:	2,596	485,794,620	100.00	8.133	611	80.47
*ARM Loans Only

DESCRIPTION OF THE GROUP I COLLATERAL

Maximum Mortgage Rate*

			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
10.500 - 10.999	1	257,361	0.05	5.990	703	80.00
11.000 - 11.499	2	342,548	0.07	6.770	600	73.15
11.500 - 11.999	12	2,894,823	0.60	6.264	652	77.49
12.000 - 12.499	68	14,743,368	3.03	6.469	636	76.99
12.500 - 12.999	253	54,277,604	11.17	6.870	629	77.95
13.000 - 13.499	331	68,795,472	14.16	7.306	628	77.96
13.500 - 13.999	454	90,902,051	18.71	7.763	629	79.80
14.000 - 14.499	336	61,936,275	12.75	8.141	614	80.76
14.500 - 14.999	425	74,895,937	15.42	8.577	603	81.79
15.000 - 15.499	272	44,849,330	9.23	9.015	587	83.56
15.500 - 15.999	255	42,921,282	8.84	9.471	577	84.02
16.000 - 16.499	93	14,276,161	2.94	9.765	570	81.79
16.500 - 16.999	53	8,448,976	1.74	10.279	560	81.74
17.000 - 17.499	24	3,696,487	0.76	10.614	566	79.54
17.500 - 17.999	12	1,803,439	0.37	11.148	551	80.99
18.000 - 18.499	3	371,427	0.08	12.329	523	67.41
18.500 - 18.999	1	279,785	0.06	12.550	571	89.74
19.500 - 19.999	1	102,293	0.02	13.500	716	80.00
Total:	2,596	485,794,620	100.00	8.133	611	80.47
*ARM Loans Only

DESCRIPTION OF THE GROUP I COLLATERAL

Minimum Mortgage Rate*

			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
4.000 - 4.499	1	296,251	0.06	7.500	685	80.00
4.500 - 4.999	1	380,250	0.08	6.990	636	75.00
5.000 - 5.499	12	3,027,072	0.62	6.745	649	72.25
5.500 - 5.999	55	10,723,298	2.21	6.773	648	78.00
6.000 - 6.499	125	23,385,027	4.81	6.820	635	76.70
6.500 - 6.999	290	59,752,251	12.30	7.018	637	78.32
7.000 - 7.499	349	70,311,669	14.47	7.375	628	78.59
7.500 - 7.999	483	95,602,143	19.68	7.849	624	80.59
8.000 - 8.499	337	63,281,613	13.03	8.323	608	81.38
8.500 - 8.999	385	68,904,363	14.18	8.752	593	81.76
9.000 - 9.499	221	36,820,760	7.58	9.238	577	83.08
9.500 - 9.999	207	33,917,940	6.98	9.735	568	84.68
10.000 - 10.499	72	10,387,853	2.14	10.209	565	81.70
10.500 - 10.999	37	5,867,515	1.21	10.690	556	79.37
11.000 - 11.499	11	1,622,069	0.33	11.151	565	82.84
11.500 - 11.999	5	761,040	0.16	11.686	550	76.85
12.000 - 12.499	3	371,427	0.08	12.329	523	67.41
12.500 - 12.999	1	279,785	0.06	12.550	571	89.74
13.500 - 13.999	1	102,293	0.02	13.500	716	80.00
Total:	2,596	485,794,620	100.00	8.133	611	80.47
*ARM Loans Only

Initial Periodic Rate Cap*

			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	2	225,857	0.05	8.102	622	87.56
1.500	6	1,336,549	0.28	7.546	606	80.95
2.000	1,266	233,742,202	48.12	8.143	607	81.22
3.000	1,319	249,436,975	51.35	8.130	615	79.80
5.000	2	878,471	0.18	7.334	713	76.69
6.000	1	174,566	0.04	6.990	728	46.05
Total:	2,596	485,794,620	100.00	8.133	611	80.47
*ARM Loans Only

DESCRIPTION OF THE GROUP I COLLATERAL

Subsequent Periodic Rate Cap*

			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	2,381	448,255,413	92.27	8.115	612	80.44
1.500	215	37,539,206	7.73	8.352	595	80.77
Total:	2,596	485,794,620	100.00	8.133	611	80.47
*ARM Loans Only

Lifetime Periodic Cap*

			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
3.000 - 3.499	1	108,000	0.02	7.900	624	80.00
3.500 - 3.999	2	199,732	0.04	9.025	590	91.78
4.500 - 4.999	2	198,568	0.04	9.160	668	90.26
5.000 - 5.499	119	24,935,049	5.13	8.156	615	79.67
5.500 - 5.999	12	2,276,078	0.47	7.982	652	73.21
6.000 - 6.499	2,117	395,122,587	81.34	8.115	611	80.59
6.500 - 6.999	22	3,622,434	0.75	7.888	583	75.32
7.000 - 7.499	320	59,237,279	12.19	8.260	612	80.48
7.500 - 7.999	1	94,893	0.02	8.850	626	100.00
Total:	2,596	485,794,620	100.00	8.133	611	80.47
*ARM Loans Only

Original Prepayment Charge Term

			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	935	163,468,828	29.85	8.252	612	80.43
6	7	1,573,482	0.29	7.190	688	68.49
12	99	21,875,181	3.99	8.477	600	79.00
24	1,471	274,090,000	50.05	8.058	611	80.32
30	3	514,410	0.09	7.339	605	79.97
36	519	86,115,211	15.72	7.843	606	79.28
Total:	3,034	547,637,113	100.00	8.096	610	80.11

DESCRIPTION OF THE GROUP II COLLATERAL

SUMMARY - GROUP II POOL*

Number of Mortgage Loans:	2,165	Index Type:
Aggregate Principal Balance:	$392,177,905	6 Month LIBOR:	84.60%
Conforming Principal Balance Loans:	$245,860,834	Fixed Rate:	15.40%
Average Principal Balance:	$181,145	W.A. Initial Periodic Cap:	2.624%
Range:	$9,968 - $840,000	W.A. Subsequent Periodic Cap:	1.093%
W.A. Coupon:	8.194%	W.A. Lifetime Rate Cap:	6.170%
Range:	5.750% - 14.990%	Property Type:
W.A. Gross Margin:	6.255%	Single Family:	74.98%
Range:	2.750% - 9.700%	PUD:	13.53%
W.A. Remaining Term:	343 months	2-4 Family:	3.74%
Range:	171 months - 360 months	Condo:	7.28%
W.A. Seasoning:	3 months	Townhouse:	0.48%
Latest Maturity Date:	April 1, 2036	Occupancy Status:
State Concentration (Top 5):		Primary:	96.58%
California:	48.43%	Investment	2.97%
Florida:	12.79%	Second Home	0.45%
Maryland:	5.35%	Documentation Status:
Illinois:	3.75%	Full:	43.31%
Arizona:	3.74%	Stated:	51.47%
W.A. Original Combined LTV:	82.45%	Limited:	4.57%
Range:	9.16% - 100.00%	None	0.65%
First Liens:	90.15%	Non-Zero W.A. Prepayment Penalty - Term:	27 months
Second Liens:	9.85%	Loans with Prepay Penalties:	76.34%
Non-Balloon Loans:	83.81%	Interest Only Loans:	34.03%
Non-Zero W.A. FICO Score:	630	Non-Zero Weighted Average IO Term	60 months
* Subject to a permitted variance of +/- 10%

DESCRIPTION OF THE GROUP II COLLATERAL

Originator

			% of Aggregate		W.A.	W.A.
	Number of Initial	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Originator	Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Chapel Mortgage Corp.	396	74,319,615	18.95	8.365	634	82.01
Argent Mortgage Company LLC	302	73,274,817	18.68	8.029	628	83.12
First NLC Financial Services	410	63,153,633	16.10	8.510	633	83.95
Town & Country Mortgage LP	207	55,181,781	14.07	7.611	623	78.56
Other	850	126,248,058	32.19	8.287	630	83.26
Total:	2,165	392,177,905	100.00	8.194	630	82.45

Principal Balance at Origination

			% of Aggregate		W.A.	W.A.
Principal Balance at	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Origination ($)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	422	13,576,297	3.46	11.134	634	97.81
50,000.01 - 100,000.00	521	37,621,963	9.59	9.834	625	88.12
100,000.01 - 150,000.00	294	36,239,263	9.24	8.548	624	81.46
150,000.01 - 200,000.00	223	38,664,831	9.86	8.033	625	79.27
200,000.01 - 250,000.00	152	34,067,085	8.69	7.908	630	80.20
250,000.01 - 300,000.00	111	30,649,685	7.82	7.895	628	81.49
300,000.01 - 350,000.00	79	25,606,872	6.53	7.658	633	82.73
350,000.01 - 400,000.00	64	23,872,839	6.09	7.597	633	82.26
400,000.01 - 450,000.00	89	38,345,667	9.78	7.795	627	81.35
450,000.01 - 500,000.00	91	43,632,758	11.13	7.714	640	80.71
500,000.01 - 550,000.00	45	23,685,160	6.04	7.983	633	83.15
550,000.01 - 600,000.00	40	23,032,115	5.87	7.751	639	81.89
600,000.01 - 650,000.00	17	10,716,897	2.73	7.830	618	85.31
650,000.01 - 700,000.00	4	2,647,035	0.67	8.020	597	87.49
700,000.01 - 750,000.00	9	6,610,087	1.69	7.802	624	73.90
750,000.01 - 800,000.00	2	1,563,496	0.40	7.870	621	74.28
800,000.01 - 850,000.00	2	1,645,856	0.42	6.799	684	70.21
Total:	2,165	392,177,905	100.00	8.194	630	82.45

DESCRIPTION OF THE GROUP II COLLATERAL

Remaining Principal Balance

			% of Aggregate		W.A.	W.A.
Remaining Principal	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Balance ($)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0.01 - 50,000.00	424	13,676,239	3.49	11.119	634	97.79
50,000.01 - 100,000.00	519	37,522,021	9.57	9.836	625	88.10
100,000.01 - 150,000.00	294	36,239,263	9.24	8.548	624	81.46
150,000.01 - 200,000.00	223	38,664,831	9.86	8.033	625	79.27
200,000.01 - 250,000.00	152	34,067,085	8.69	7.908	630	80.20
250,000.01 - 300,000.00	111	30,649,685	7.82	7.895	628	81.49
300,000.01 - 350,000.00	79	25,606,872	6.53	7.658	633	82.73
350,000.01 - 400,000.00	64	23,872,839	6.09	7.597	633	82.26
400,000.01 - 450,000.00	89	38,345,667	9.78	7.795	627	81.35
450,000.01 - 500,000.00	91	43,632,758	11.13	7.714	640	80.71
500,000.01 - 550,000.00	45	23,685,160	6.04	7.983	633	83.15
550,000.01 - 600,000.00	40	23,032,115	5.87	7.751	639	81.89
600,000.01 - 650,000.00	17	10,716,897	2.73	7.830	618	85.31
650,000.01 - 700,000.00	4	2,647,035	0.67	8.020	597	87.49
700,000.01 - 750,000.00	9	6,610,087	1.69	7.802	624	73.90
750,000.01 - 800,000.00	2	1,563,496	0.40	7.870	621	74.28
800,000.01 - 850,000.00	2	1,645,856	0.42	6.799	684	70.21
Total:	2,165	392,177,905	100.00	8.194	630	82.45

Remaining Term

			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Months Remaining	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
121 - 180	503	29,001,343	7.39	11.120	643	98.43
181 - 240	12	1,302,674	0.33	8.246	612	60.87
301 - 360	1,650	361,873,888	92.27	7.960	629	81.25
Total:	2,165	392,177,905	100.00	8.194	630	82.45

DESCRIPTION OF THE GROUP II COLLATERAL

Product Type

	Number of	Aggregate	% of Aggregate	W.A.	W.A.	W.A.
	Initial Mortgage	Remaining	Remaining	Coupon	Non-Zero	Original
Collateral Type	Loans	Principal Balance ($)	Principal Balance	(%)	FICO	CLTV (%)
Fixed - 15 Year	11	880,755	0.22	8.235	599	68.58
Fixed - 20 Year	7	689,335	0.18	8.025	626	65.70
Fixed - 30 Year	355	25,129,397	6.41	9.306	620	87.07
Fixed - 30 Year IO	2	363,899	0.09	7.022	654	80.92
Balloon - 15/30	492	28,120,589	7.17	11.210	644	99.37
Balloon - 20/30	1	91,059	0.02	11.750	641	100.00
Balloon - 30/40	24	5,101,992	1.30	7.887	599	82.30
ARM - 1 Year/6 Month	1	169,365	0.04	7.850	600	80.00
ARM - 2 Year/6 Month	571	125,416,020	31.98	8.109	607	79.99
ARM - 2 Year/6 Month IO	303	105,079,181	26.79	7.617	654	81.48
ARM - 2 Year/6 Month 30/40 Balloon	58	23,138,481	5.90	8.177	618	81.38
ARM - 2 Year/6 Month 40/10*	39	10,100,148	2.58	7.942	646	81.67
ARM - 3 Year/6 Month	176	32,156,090	8.20	8.017	610	78.91
ARM - 3 Year/6 Month IO	81	23,496,493	5.99	7.139	674	81.31
ARM - 3 Year/6 Month 30/40 Balloon	27	7,052,048	1.80	7.961	613	83.31
ARM - 3 Year/6 Month 40/10*	1	223,695	0.06	8.390	684	80.00
ARM - 5 Year/6 Month	3	453,512	0.12	7.526	654	86.30
ARM - 5 Year/6 Month IO	13	4,515,847	1.15	7.263	663	84.10
Total:	2,165	392,177,905	100.00	8.194	630	82.45
*Mortgage Loans which amortize on a 480 month remaining term to maturity for the first 120 months and thereafter, on a 240 month remaining term to maturity.

Interest Only Term

			% of Aggregate		W.A.	W.A.
Interest Only	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (months)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	1,766	258,722,484	65.97	8.543	615	82.92
60	397	132,800,421	33.86	7.520	658	81.55
84	1	75,000	0.02	7.700	645	72.82
120	1	580,000	0.15	7.250	631	80.00
Total:	2,165	392,177,905	100.00	8.194	630	82.45

DESCRIPTION OF THE GROUP II COLLATERAL

Mortgage Rate

			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.500 - 5.999	8	2,434,643	0.62	5.900	651	77.29
6.000 - 6.499	39	13,112,349	3.34	6.331	666	80.01
6.500 - 6.999	158	48,587,323	12.39	6.774	653	77.97
7.000 - 7.499	206	53,064,508	13.53	7.248	641	79.54
7.500 - 7.999	363	96,198,058	24.53	7.744	631	79.61
8.000 - 8.499	235	56,454,318	14.40	8.246	627	80.00
8.500 - 8.999	217	44,838,677	11.43	8.718	600	83.30
9.000 - 9.499	131	23,271,265	5.93	9.225	598	87.28
9.500 - 9.999	128	15,985,835	4.08	9.730	612	88.47
10.000 - 10.499	108	6,377,863	1.63	10.244	630	93.83
10.500 - 10.999	153	9,712,712	2.48	10.804	642	97.33
11.000 - 11.499	134	7,652,125	1.95	11.215	633	98.26
11.500 - 11.999	145	7,885,123	2.01	11.733	630	98.85
12.000 - 12.499	88	4,555,033	1.16	12.180	627	99.83
12.500 - 12.999	33	1,262,695	0.32	12.766	625	98.86
13.000 - 13.499	12	452,239	0.12	13.231	626	99.57
13.500 - 13.999	4	164,280	0.04	13.603	626	100.00
14.000 - 14.499	1	69,943	0.02	14.000	580	100.00
14.500 - 14.999	2	98,918	0.03	14.990	644	95.00
Total:	2,165	392,177,905	100.00	8.194	630	82.45

Original Combined Loan-to-Value Ratio

Original Combined			% of Aggregate		W.A.	W.A.
Loan-to-Value	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Ratio (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Less than or equal to 50.00	57	7,225,536	1.84	7.919	594	41.25
50.01 - 55.00	21	3,079,094	0.79	7.653	595	52.91
55.01 - 60.00	22	5,502,403	1.40	7.585	587	57.92
60.01 - 65.00	48	11,131,772	2.84	7.734	599	63.36
65.01 - 70.00	65	13,604,545	3.47	7.683	598	68.27
70.01 - 75.00	85	18,335,465	4.68	7.789	592	73.81
75.01 - 80.00	623	167,043,364	42.59	7.645	646	79.79
80.01 - 85.00	149	34,517,776	8.80	8.038	612	84.05
85.01 - 90.00	268	68,975,909	17.59	8.269	619	89.66
90.01 - 95.00	110	23,121,044	5.90	8.533	640	94.81
95.01 - 100.00	717	39,640,998	10.11	10.986	643	99.93
Total:	2,165	392,177,905	100.00	8.194	630	82.45

DESCRIPTION OF THE GROUP II COLLATERAL

FICO Score at Origination

			% of Aggregate		W.A.	W.A.
FICO Score	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
At Origination	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
500 - 524	43	8,457,275	2.16	8.729	511	75.56
525 - 549	104	21,092,135	5.38	8.559	537	74.75
550 - 574	149	31,408,944	8.01	8.332	562	77.83
575 - 599	291	48,710,568	12.42	8.379	587	81.68
600 - 624	428	63,084,745	16.09	8.285	613	84.47
625 - 649	450	78,972,516	20.14	8.296	635	84.41
650 - 674	332	68,162,046	17.38	8.045	661	83.88
675 - 699	189	32,872,352	8.38	7.984	686	84.29
700 - 724	89	21,528,859	5.49	7.652	710	81.58
725 - 749	47	9,765,398	2.49	7.654	735	82.37
750 - 774	28	4,829,694	1.23	7.707	758	79.11
775 - 799	15	3,293,373	0.84	7.310	786	81.67
Total:	2,165	392,177,905	100.00	8.194	630	82.45

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution*

	Number of		% of Aggregate		W.A.	W.A.
	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
California	644	189,926,088	48.43	7.938	637	81.80
Florida	364	50,178,315	12.79	8.609	629	83.81
Maryland	101	20,984,392	5.35	8.086	612	79.14
Illinois	106	14,724,746	3.75	8.490	640	83.02
Arizona	112	14,654,687	3.74	8.580	629	82.95
Nevada	68	11,499,542	2.93	8.283	616	83.23
Texas	113	8,427,353	2.15	8.393	614	83.60
Minnesota	47	7,257,981	1.85	8.008	650	86.43
Washington	51	7,145,611	1.82	8.667	607	86.02
New Jersey	20	5,718,288	1.46	8.404	627	83.56
New York	18	5,488,650	1.40	7.960	641	80.65
Colorado	39	5,325,600	1.36	8.140	634	83.67
Michigan	50	3,929,059	1.00	8.834	598	86.35
Georgia	29	3,818,849	0.97	8.817	612	87.48
Ohio	52	3,719,651	0.95	8.462	603	83.86
Connecticut	17	3,575,787	0.91	8.545	629	83.41
Rhode Island	19	3,408,131	0.87	7.789	627	73.53
Virginia	27	3,328,798	0.85	8.917	625	84.78
Pennsylvania	36	3,050,708	0.78	8.807	593	83.27
Missouri	34	2,513,973	0.64	8.662	600	83.89
Indiana	23	2,245,189	0.57	7.954	621	84.61
Oregon	20	2,223,453	0.57	8.392	641	82.25
Wisconsin	20	2,144,963	0.55	8.455	631	82.93
North Carolina	24	2,016,458	0.51	8.482	624	86.23
Massachusetts	12	1,998,307	0.51	8.509	663	86.63
*Geographic Distribution continued on the next page

DESCRIPTION OF THE GROUP II COLLATERAL

Geographic Distribution (Continued)

	Number of		% of Aggregate		W.A.	W.A.
	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Location	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
New Mexico	5	1,322,001	0.34	8.532	592	76.97
South Carolina	7	1,164,293	0.30	7.542	650	80.00
Kentucky	13	1,157,538	0.30	8.406	587	84.77
Utah	9	1,086,326	0.28	8.803	610	80.87
Tennessee	19	1,085,532	0.28	8.766	611	86.40
Hawaii	4	979,075	0.25	7.762	561	75.58
Oklahoma	13	931,055	0.24	8.568	581	83.70
Kansas	8	872,687	0.22	7.937	617	88.35
Arkansas	6	826,535	0.21	9.397	567	88.03
District of Columbia	1	735,000	0.19	7.550	630	63.04
Delaware	3	543,278	0.14	8.187	553	72.74
Idaho	7	450,625	0.11	9.171	615	88.33
Alabama	10	312,632	0.08	9.463	609	85.38
Nebraska	3	250,258	0.06	9.492	569	88.91
West Virginia	2	245,457	0.06	7.311	652	81.55
Iowa	2	206,562	0.05	9.431	604	90.00
Maine	1	190,047	0.05	7.250	633	90.00
Alaska	1	170,436	0.04	7.700	623	80.00
New Hampshire	1	151,796	0.04	9.987	520	72.38
Louisiana	2	131,128	0.03	8.849	568	61.92
Wyoming	1	37,139	0.01	11.500	645	100.00
Mississippi	1	23,923	0.01	9.990	650	100.00
Total:	2,165	392,177,905	100.00	8.194	630	82.45

DESCRIPTION OF THE GROUP II COLLATERAL

Occupancy Status

			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Occupancy Status	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Primary	2,080	378,751,406	96.58	8.176	629	82.47
Investment	79	11,649,089	2.97	8.720	655	82.40
Second Home	6	1,777,409	0.45	8.604	622	77.43
Total:	2,165	392,177,905	100.00	8.194	630	82.45

Documentation Type

			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Program	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Stated Documentation	1,083	201,868,458	51.47	8.447	644	82.86
Full Documentation	953	169,842,246	43.31	7.846	613	81.67
Limited Documentation	109	17,926,027	4.57	8.540	621	84.53
No Documentation	20	2,541,174	0.65	8.946	674	86.60
Total:	2,165	392,177,905	100.00	8.194	630	82.45

Loan Purpose

			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Purpose	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Refinance - Cashout	873	193,906,595	49.44	7.985	612	79.94
Purchase	1,242	190,102,584	48.47	8.419	648	85.07
Refinance - Rate Term	50	8,168,726	2.08	7.925	629	81.10
Total:	2,165	392,177,905	100.00	8.194	630	82.45

DESCRIPTION OF THE GROUP II COLLATERAL

Property Type

			% of Aggregate		W.A.	W.A.
	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Property Type	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
Single Family Residence	1,626	294,051,993	74.98	8.136	629	82.12
PUD	257	53,070,230	13.53	8.276	625	83.10
Condo	171	28,536,998	7.28	8.368	638	85.28
2-4 Family	92	14,650,513	3.74	8.641	648	81.02
Townhouse	19	1,868,172	0.48	8.885	645	84.11
Total:	2,165	392,177,905	100.00	8.194	630	82.45

Rate Adjustment*

	Number of		% of Aggregate		W.A.	W.A.
Month & Year of Next	Initial Mortgage	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Rate Adjustment	Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
February 2007	1	169,365	0.05	7.850	600	80.00
August 2007	5	1,276,578	0.38	7.236	563	78.55
September 2007	5	1,161,684	0.35	7.758	567	81.65
October 2007	26	8,606,353	2.59	7.610	610	81.40
November 2007	94	23,338,165	7.03	7.453	629	80.32
December 2007	68	21,460,860	6.47	8.057	619	83.45
January 2008	524	147,286,490	44.39	7.918	629	80.29
February 2008	223	52,679,729	15.88	8.080	639	81.27
March 2008	24	7,378,971	2.22	8.142	616	79.44
April 2008	2	545,000	0.16	7.718	605	88.07
July 2008	1	61,697	0.02	11.990	650	100.00
August 2008	1	582,995	0.18	6.200	593	80.00
September 2008	1	95,045	0.03	9.240	668	100.00
October 2008	3	996,000	0.30	6.354	709	80.00
November 2008	34	9,235,010	2.78	7.001	648	79.50
December 2008	3	527,756	0.16	8.291	601	72.64
January 2009	148	33,824,781	10.19	7.656	634	79.89
February 2009	92	16,928,922	5.10	8.195	623	81.67
March 2009	1	158,520	0.05	8.400	672	80.00
April 2009	1	517,600	0.16	7.625	644	80.00
July 2010	1	152,000	0.05	5.875	685	80.00
November 2010	1	489,250	0.15	6.450	647	95.00
December 2010	1	442,800	0.13	6.400	629	90.00
January 2011	10	3,334,600	1.01	7.550	672	82.13
February 2011	3	550,710	0.17	7.541	638	84.58
Total:	1,273	331,800,880	100.00	7.860	630	80.74
*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Gross Margin*

			% of Aggregate		W.A.	W.A.
Gross	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Margin (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
2.500 - 2.999	15	2,779,218	0.84	7.156	710	75.23
4.000 - 4.499	14	2,845,656	0.86	7.915	626	81.10
4.500 - 4.999	21	6,526,045	1.97	6.972	672	80.84
5.000 - 5.499	65	20,249,483	6.10	7.349	659	80.22
5.500 - 5.999	175	47,101,796	14.20	7.366	643	80.35
6.000 - 6.499	491	141,809,802	42.74	7.830	626	81.15
6.500 - 6.999	226	56,997,254	17.18	8.093	618	78.76
7.000 - 7.499	91	21,193,735	6.39	8.051	632	78.38
7.500 - 7.999	117	22,849,734	6.89	8.563	619	84.43
8.000 - 8.499	40	6,098,848	1.84	8.939	607	86.49
8.500 - 8.999	16	3,200,930	0.96	9.428	586	89.20
9.000 - 9.499	1	85,426	0.03	10.150	579	90.00
9.500 - 9.999	1	62,951	0.02	10.700	551	70.00
Total:	1,273	331,800,880	100.00	7.860	630	80.74
*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Maximum Mortgage Rate*

			% of Aggregate		W.A.	W.A.
Maximum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
11.500 - 11.999	10	2,557,247	0.77	6.151	646	76.44
12.000 - 12.499	38	12,499,458	3.77	6.408	655	80.49
12.500 - 12.999	138	43,950,743	13.25	6.850	652	78.52
13.000 - 13.499	149	43,532,401	13.12	7.269	643	80.02
13.500 - 13.999	272	75,229,402	22.67	7.702	635	79.11
14.000 - 14.499	195	49,386,154	14.88	8.063	627	78.79
14.500 - 14.999	184	44,498,633	13.41	8.382	614	82.39
15.000 - 15.499	127	29,728,922	8.96	8.753	616	85.22
15.500 - 15.999	92	19,354,366	5.83	9.110	602	85.13
16.000 - 16.499	44	7,241,757	2.18	9.457	590	86.48
16.500 - 16.999	13	2,810,878	0.85	9.988	604	91.63
17.000 - 17.499	7	581,078	0.18	10.545	543	74.53
17.500 - 17.999	3	368,142	0.11	10.725	526	76.22
18.500 - 18.999	1	61,697	0.02	11.990	650	100.00
Total:	1,273	331,800,880	100.00	7.860	630	80.74
*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Minimum Mortgage Rate*

			% of Aggregate		W.A.	W.A.
Minimum	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Mortgage Rate (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
4.500 - 4.999	2	838,951	0.25	6.935	629	78.66
5.000 - 5.499	7	2,324,752	0.70	6.682	615	70.62
5.500 - 5.999	19	4,796,253	1.45	6.559	638	77.27
6.000 - 6.499	48	14,736,609	4.44	6.511	664	80.13
6.500 - 6.999	156	46,361,196	13.97	6.874	658	78.38
7.000 - 7.499	194	50,445,478	15.20	7.320	642	80.09
7.500 - 7.999	325	87,989,944	26.52	7.770	632	79.94
8.000 - 8.499	195	51,167,605	15.42	8.276	627	80.10
8.500 - 8.999	172	39,807,172	12.00	8.732	597	83.67
9.000 - 9.499	90	20,186,935	6.08	9.224	595	86.84
9.500 - 9.999	43	10,000,761	3.01	9.725	602	85.70
10.000 - 10.499	13	1,661,431	0.50	10.119	558	81.60
10.500 - 10.999	6	1,243,835	0.37	10.748	583	86.22
11.000 - 11.499	2	178,259	0.05	11.350	516	55.40
11.500 - 11.999	1	61,697	0.02	11.990	650	100.00
Total:	1,273	331,800,880	100.00	7.860	630	80.74
*ARM Loans Only

Initial Periodic Rate Cap*

			% of Aggregate		W.A.	W.A.
Initial	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.500	2	667,033	0.20	7.426	573	74.08
2.000	431	124,191,604	37.43	7.769	624	80.78
3.000	839	206,798,590	62.33	7.916	634	80.72
6.000	1	143,652	0.04	7.125	732	89.83
Total:	1,273	331,800,880	100.00	7.860	630	80.74
*ARM Loans Only

DESCRIPTION OF THE GROUP II COLLATERAL

Subsequent Periodic Rate Cap*

			% of Aggregate		W.A.	W.A.
Subsequent	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
1.000	985	270,171,386	81.43	7.801	630	80.38
1.500	288	61,629,494	18.57	8.116	628	82.29
Total:	1,273	331,800,880	100.00	7.860	630	80.74
*ARM Loans Only

Lifetime Periodic Cap*

			% of Aggregate		W.A.	W.A.
Lifetime	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Periodic Cap (%)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
5.000 - 5.499	41	11,416,002	3.44	8.125	605	79.03
5.500 - 5.999	1	51,925	0.02	8.450	593	80.00
6.000 - 6.499	915	249,352,198	75.15	7.788	631	80.34
6.500 - 6.999	34	7,287,806	2.20	7.697	613	81.05
7.000 - 7.499	282	63,692,949	19.20	8.109	632	82.56
Total:	1,273	331,800,880	100.00	7.860	630	80.74
*ARM Loans Only

Original Prepayment Charge Term

			% of Aggregate		W.A.	W.A.
Prepayment Penalty	Number of	Aggregate Remaining	Remaining	W.A.	Non-Zero	Original
Term (mos.)	Initial Mortgage Loans	Principal Balance ($)	Principal Balance	Coupon (%)	FICO	CLTV (%)
0	703	92,782,254	23.66	8.685	633	84.38
6	1	96,856	0.02	7.500	551	78.23
12	75	24,166,474	6.16	8.118	626	79.36
24	905	187,158,736	47.72	8.120	631	82.69
30	1	202,425	0.05	7.850	588	80.00
36	479	87,688,194	22.36	7.855	626	80.74
60	1	82,967	0.02	9.225	641	89.25
Total:	2,165	392,177,905	100.00	8.194	630	82.45

FOR ADDITIONAL INFORMATION PLEASE CALL:

Deutsche Bank Securities

Whole Loan Trading
Michael Commaroto	212-250-3114
Paul Mangione	212-250-5786
Gary Huang	212-250-7943

ABS Banking
Sue Valenti	212-250-3455
Anjali Mecklai	212-250-4214

ABS Structuring
Bill Yeung	212-250-6893
Chris Sudol	212-250-0507

ABS Collateral
Steve Lumer	212-250-0115
Andrew McDermott	212-250-3978